EXHIBIT 10.20

OFFICE LEASE

ARTICLE 1
DEFINITIONS AND CERTAIN BASIC PROVISIONS

          1.1     The following list sets out certain defined terms and certain financial and other information pertaining to this lease and such defined terms shall, as used in this lease, have the meanings set forth below:

(a) “Landlord”: SLTS GRAND AVENUE, L.P., a Texas limited partnership

(b) Landlord’s address: c/o Cooper & Stebbins, L.P., 1256 Main Street, Suite 240, Southlake, Texas 76092.

(c) “Tenant”: QUALITY SYSTEMS INC., a California corporation, d/b/a QSI, Inc.

(d) Tenant’s address: 18191 Von Karman Ave., #450, Irvine, CA 92612

(e) Tenant’s trade name: “Nextgen” Healthcare Information Systems

(f) Tenant’s Guarantor(s): None

(g) “Agent”: Jennifer Gray, Integrity Commercial Real Estate

(h) “Cooperating Agent”: Jim Kerns, Kern Olsen Real Estate Services

             (i)     “Project”: Grand Avenue District in Southlake Town Square, located in the City of Southlake, Tarrant County, Texas, such term includes the Office Building and all Common Areas shown on Exhibit “A”. The adjacent Town Square development presently consists of approximately 50 acres of land and approximately 560,000 square feet of mixed use improvements thereon. The planned Grand Avenue District is shown on Exhibit “A” attached to this lease. Exhibit “A-l” indicates the current plans for the first stage of development of the Grand Avenue District, which will include the buildings shown. Subsequent stages are projected to include additional buildings, including, but not limited to, those additional buildings shown on Exhibit “A”. The larger Southlake Town Square development (current and projected are as noted thereon) is shown on Exhibit “A-2”. Exhibits “A”, “A-l” and “A-2” indicate the current plans for development of the Project and for the larger Southlake Town Square development (which plans may change from time to time). Subsequent stages and phases are projected to include additional buildings and additional land area within the Project boundary shown on Exhibits “A” and “A-2,” including, but not limited to, those additional buildings shown on Exhibits “A” and “A-2”. With regard to Exhibits “A”, “A-l”, and “A-2”, the parties agree that the exhibits are attached solely for the purpose of locating the Project and the Demised Premises within the Project and that no representation, warranty, or covenant is to be implied by any other information shown on the exhibit (e.g., any information as to buildings, tenants or prospective tenants, etc. is subject to change at any time). Tenant acknowledges that the Project is a mixed use project combining retail and office space and that the building in which the Demised Premises is located contains both retail and office uses. For the purposes of this lease, the second and, if applicable, third floor of the building in which the Demised Premises is located, together with the lobby on the first floor serving such floor(s) and the elevators, mechanical, electrical and plumbing systems serving such floor(s) are referred to as the “Office Building.” The lobbies and common corridors and restrooms located within the Office Building (other than corridors and restrooms located entirely within or serving only one tenant’s space) are referred to in this lease as the “Office Building Common Area.” The common corridor on the first floor (as opposed to the lobby on the first floor) is part of the Common Area of the Project and is not part of the Office Building Common Area.

             (j)     “Demised Premises”: an office unit in the Project containing approximately 2,556 square feet in usable area (measured by calculating lengths and widths to the exterior of outside walls and to the center of interior walls) and being conclusively deemed to contain 2,939 square feet of rentable area, being located on the second floor of Building GA2 of the Project at 286 Grand Avenue, Suites 201 and 215, Southlake, Tarrant County, Texas, and being described or shown on Exhibit “B” attached to this lease. Landlord and Tenant are each entitled, within five (5) days after the Commencement Date to re-measure the Demised Premises. If the Demised Premises does not contain 2,556 usable square feet, the re-measuring party is entitled, within such five (5) day period, to notify the other party of such fact, which notice must show the results of such re-measurement and must include the name of the architect who re-measured the space and copies of such architect’s worksheets and computations. If either Landlord or Tenant does not send such notification within such five (5) day period, then the party that does not send such notification will be deemed to have waived the right of re-measurement. If they both fail to send the notice, then they both will be deemed to have waived the right of re-measurement and the Demised Premises will be deemed for all purposes to contain 2,556 usable square feet. If one party sends the notification of measurement discrepancy within such five (5)-day period, then the party so notified will have five (5) days after the receipt of such notice in which to re-measure the Demised Premises and provide a written response to the first party indicating that it either accepts or rejects that party’s re-measurement figures, which response must show the results of such re-measurement and must include the name of the architect who re-measured the space for the responding party and copies of such architect’s worksheets and computations. Should the party to whom such notice was sent fail to respond as set forth in the immediately-preceding sentence, then it will be deemed to have accepted the other party’s measurement for all purposes under this lease. If, on the other hand, such party notifies the other party in accordance with the requirements of this paragraph that it does not accept such other party’s calculations, then Tenant and Landlord must select another, independent architect to re-measure the Demised Premises and such architect’s measurement will be binding unless it varies from either of the other two (2) measurements by more than two percent (2%), in which event the average of the two measurements that are numerically closest will be deemed to be the total square footage of the Demised Premises for all purposes under this lease. In the event that the final determination of the total usable square footage of the Demised Premises is not the same as the approximate total usable square footage of the Demised Premises set forth in the first sentence of this Section 1.1(j), then the number of rentable square feet in the Demised Premises will be calculated by multiplying the number of usable square feet in the Demised Premises by 115% and all terms and provisions of this lease will automatically be altered in proportion to the change in such square footage without the need for any further documentation, although each party agrees to execute an amendment to this lease (in form and content mutually and reasonably satisfactory to Landlord and Tenant) reflecting such changes within ten (10) days after the other party delivers to it a written lease amendment reflecting such changes, with a request for execution.

             (k)     “Commencement Date”: the earlier of (i) the date upon which Landlord substantially completes Landlord’s Work as described in Exhibit “C” or (ii) the date upon which Tenant opens for business at the Demised Premises. Landlord estimates that it will substantially complete Landlord’s Work on or about sixty (60) days after the date of this lease.

(1) Lease Term: Commencing on the Commencement Date and ending on the last day of the month in which the fifth (5th) anniversary of the Commencement Date occurs (“Expiration Date”).

             (m)     Guaranteed rental: Tenant must pay to Landlord monthly an amount determined by multiplying the total number of square feet of rentable area within the Demised Premises by the applicable rental rate set forth below and then dividing such product by twelve (12):

Period	Annual Rental Rate per Square Foot

Commencement Date through (and including) the 12th full month of the term	$27.00

13th full month of the term through (and including) the 24th full month of the term	$27.00

25th full month of the term through (and including) the 36th full month of the term	$27.50

37th full month of the term through (and including) the 48th full month of the term	$28.00

49th full month of the term through (and including) the Expiration Date	$28.50

This is a full service lease. Tenant’s payment of rent as provided above includes Tenant’s proportionate share of Common Area expenses, taxes and other real estate charges, insurance, building standard janitorial services (Section 5.1(a)), building standard utilities (including a standard allowance for electricity to the Demised Premises (Section 5.1(c) and (d)), and building repairs and maintenance for each month of the Lease term, but excluding telephone, telecommunication, and data transmission installation and service.

(n) Prepaid rental: $6,612.75, such prepaid rental being due and payable upon execution of this lease by Tenant.

(o) Security deposit: $6,612.75, such security deposit being due and payable upon execution of this lease by Tenant.

           (p)     Permitted use: Tenant and Tenant’s permitted sublessees and assignees shall use and occupy the Demised Premises solely for the following purpose(s): professional offices with training room; provided, however, in no event may Tenant or any occupant use the Demised Premises for any purpose that violates any of the prohibited or restricted uses listed on Exhibit “D” of this lease. Tenant acknowledges and agrees that Tenant’s use of the Demised Premises is subject to the terms and provisions of that certain Amended and Restated Declaration of Covenants, Restrictions and Easements for Southlake Town Square dated August 23, 2001 and recorded in Volume 15097, Page 457 of the Deed Records of Tarrant County, Texas (as amended and restated from time to time, the “CREs”) which among other things, requires Development Control Committee approval for any use of the Demised Premises, in accordance with the procedures and standards more particularly described in the CREs, and Tenant covenants and agrees with Landlord that Tenant will not use the Demised Premises for any purpose which is not so approved by the Development Control Committee.

          Tenant acknowledges that the above specification of a “permitted use” means only that Landlord has no objection to the specified use and does not include any representation or warranty by Landlord as to whether or not such specified use complies with applicable laws and/or requires particular governmental permits. In this regard Tenant acknowledges that this Section 1.1(p) is subject to Article 3 and Section 9.7 of this lease.

          (q)     Tenant’s Proportionate Share: Tenant’s Proportionate Share: A percentage, the numerator of which is the number of usable square feet in the Demised Premises and the denominator of which is the number of usable square feet in the gross leasable area of the Project to which the applicable cost or expense applies (it being understood and agreed that for tenants on the first floor, the number of rentable square feet is the same as the number of square feet in their premises (all of which are deemed usable)). Notwithstanding the above, as to charges for which such percentage, when applied uniformly, would have an inequitable result, Landlord will determine the percentage that Landlord reasonably deems to be equitable. Tenant’s proportionate share of Project costs and expenses are included in the rent as provided in Section 1.1(m) above.

          (r)     Lease Year: The first “Lease Year” shall begin on the Commencement Date and end on the succeeding December 31. The next “Lease Year” shall be the twelve (12) calendar month period following the first Lease Year. Each succeeding “Lease Year” during the lease term shall be each successive 12 calendar month period. If this lease terminates or expires on a date other than December 31, the final Lease Year shall be the time period beginning on January 1 of the year of expiration or termination and ending on the date of termination or expiration.

ARTICLE 2
GRANTING CLAUSE

          Landlord leases the Demised Premises to Tenant, and Tenant hereby leases the Demised Premises from Landlord, subject to and upon the terms and conditions set forth in this lease and subject to the rights and interests of third parties under existing liens, ground leases, easements and encumbrances affecting the Project or any part thereof, public right-of-ways, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Project or any part thereof.

ARTICLE 3
DELIVERY OF PREMISES

          Landlord hereby represents and warrants that the foundation, structural portion of exterior walls, and roof of the Demised Premises as well as Landlord’s Work, if any, described in an exhibit attached to this lease were (or if not yet constructed, will be) constructed in a good and workmanlike manner and in accordance with all applicable laws, statutes, and ordinances. Except as set forth in the immediately preceding sentence, the Demised Premises is being leased “AS IS,” with Tenant accepting all defects, if any; and Landlord makes no warranty of any kind, express or implied, with respect to the Demised Premises (without limitation, Landlord makes no warranty as to the habitability, fitness or suitability of the Demised Premises for a particular purpose nor as to the absence of any toxic or otherwise hazardous substances). This Article 3 is subject to any contrary requirements under applicable law; however, in this regard Tenant acknowledges that it has been given the opportunity to inspect the Demised Premises and to have qualified experts inspect the Demised Premises prior to the execution of this lease.

ARTICLE 4
RENT

          4.1     Rental accrues from the Commencement Date, and is payable to Landlord, at Landlord’s address as provided herein or at such other address as Landlord may designate in writing to Tenant from time to time.

          4.2     Tenant must pay to Landlord minimum guaranteed rental in monthly installments in the amounts specified in Section 1.1(m) of this lease. The first such monthly installment is due and payable on or before the Commencement Date, and subsequent installments are due and payable on or before the first day of each succeeding calendar month during the lease term; provided that if the Commencement Date is a date other than the first day of a calendar month, Tenant must pay on or before such date as minimum guaranteed rental for the balance of such calendar month a sum equal to that proportion of the rent specified for the first full calendar month as herein provided, which the number of days from the Commencement Date to the end of the calendar month during which the Commencement Date falls bears to the total number of days in such month.

          4.3      It is understood that the minimum guaranteed rental is payable on or before the first day of each calendar month (in accordance with Section 4.1 and Section 4.2 above), without offset or deduction of any nature. In the event any rental or other amount owed to Landlord (including, without limitation, any amounts owed under the terms of this Article 4, or under Article 6, Article 7, or Article 8 below) is not received by Landlord before the date which is ten (10) days after such amount’s due date, for any reason whatsoever, or if any payment for such an amount is by check which is returned for insufficient funds, then in addition to the past due amount, Tenant must pay to Landlord one of the following (the choice to be at the sole option of the Landlord unless one of the choices is improper under applicable law, in which event the other alternative will automatically be deemed to have been selected): (a) a late charge in an amount equal to ten percent (10%) of the rental or other amount then due, in order to compensate Landlord for its administrative and other overhead expenses; or (b) interest on the rental or other amount then due at the maximum contractual rate which could legally be charged in the event of a loan of such amount to Tenant (but in no event to exceed 1½% per month), such interest to accrue continuously on any unpaid balance during the period commencing with the due date of such rental or other amount and terminating with the date on which Tenant makes full payment of all amounts owing to Landlord at the time of such payment. Any such late charge or interest payment is payable as additional rental under this lease and is payable immediately on demand. If any payment for rental or other amount owed to Landlord (including, without limitation, any amounts owed under the terms of this Article 4, or under Article 6, Article 7, or Article 8 below) is by check which is returned for insufficient funds, Tenant must immediately make the required payment to Landlord in good funds; moreover, Tenant must also pay to Landlord all other amounts specified by the terms of this lease (including, without limitation, interest or other charges required under the terms of this Article 4, or under Article 6, Article 7, or Article 8 below), plus an additional fee of $50.00 to compensate Landlord for its expense and effort in connection with the dishonored check.

          4.4     Tenant must, within ten (10) days after a request from Landlord (but not more than once per calendar year), deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant and any guarantor of Tenant’s obligations under this lease (including, without limitation, a balance sheet showing the then-current net worth of Tenant together with a profit and loss statement for the most current fiscal year of Tenant). In the event that Tenant is a subsidiary comprising only the operations conducted at the Demised Premises, Tenant must also provide such statements from the parent company or larger business of which Tenant is a part. In the event that Tenant is an individual, the financial statement must include the operations conducted at the Demised Premises as well as all other business activities of Tenant.

          4.5      If Tenant fails in two consecutive months to make rental payments within ten days after due, Landlord, in order to reduce its administrative costs, may require, by giving written notice to Tenant (and in addition to any late charge or interest accruing pursuant to Section 4.3 above, as well as any other rights and remedies accruing pursuant to Article 22 below, or any other provision of this lease or at law), that minimum guaranteed rentals are to be paid quarterly in advance instead of monthly and that all future rental payments are to be made on or before the due date by cash, cashier’s check or money order and that the delivery of Tenant’s personal or corporate check will no longer constitute a payment of rental as provided in this lease. Any acceptance of a monthly rental payment or of a personal or corporate check thereafter by Landlord cannot be construed as a subsequent waiver of such rights.

          4.7     Landlord and Tenant agree that each provision contained in this Lease for determining any rent payments is commercially reasonable and, as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Tex. Prop. Code Ann. §93.012, as enacted by House Bill 2186, 77th Legislature.

ARTICLE 5
OFFICE BUILDING SERVICES AND EXPENSES

          5.1     Landlord agrees to furnish to Tenant while Tenant is occupying the Demised Premises in accordance with the terms of this lease, all of the following services:

          (a)     Janitorial cleaning services and garbage and trash removal and, if Landlord deems it appropriate, removal of recycled items, for the Demised Premises and the Office Building Common Area on a standard five (5) day week basis; provided, however, that if Tenant’s floor coverings or other improvements are other than building standard, Tenant must pay, as additional rent, the additional cleaning cost incurred in cleaning such carpets and other improvements. Tenant must pay such additional rent within thirty (30) days after Landlord delivers a statement of such cost to Tenant.

          (b)     Elevator service (without an operator) in common with other tenants of the Office Building; provided, however, that Landlord may reasonably limit the number of elevators in operation on Saturdays, Sundays, and State and Federal holidays.

          (c)     Hot and cold potable water, sewer, and electricity to the Office Building and electricity to the Demised Premises. The electrical facilities will not exceed one watt per square foot of usable area per month and if Tenant’s electrical usage requires more than such total wattage, includes any single machine that consumes more than 0.5 kilowatts at rated capacity per month, or requires a voltage other than 120 volts or if such equipment requires additional air conditioning above that required by the building standard system, then Tenant must pay for the additional electric power source and usage, the different wiring, and the additional air conditioning usage. Landlord may, in such event, require that Tenant install additional air conditioning equipment serving only the Demised Premises and an additional meter to measure its electrical consumption.

          (d)     Heated and refrigerated air conditioning in season, to temperatures, and during hours established by Landlord for the Demised Premises and the Office Building Common Area (but not less than 6:30 a.m. through 7:00 p.m. Monday through Friday (excepting State and Federal holidays) and 6:30 a.m. through 2:00 p.m. on Saturdays (again, excepting State and Federal holidays)); provided, however, that Tenant will be entitled to receive heated or refrigerated air conditioning, during their respective seasons, at hours in which Landlord does not customarily provide such heated or refrigerated air conditioning if, and only if, Tenant pays to Landlord Landlord’s customary charge per hour of use for such heated or refrigerated air conditioning service (which charge may include a required minimum number of hours and may be based on the area of the Demised Premises or the area served by the same heating, air conditioning, and ventilating units as the Demised Premises). The term “State and Federal holidays” means New Year’s Eve, New Year’s Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Eve, Christmas Day and, if any of the foregoing days is followed or preceded by a Monday, or followed or preceded by a Friday, such Monday or Friday.

(e) Routine maintenance and repair of the Office Building Common Area.

          (f)     Routine maintenance and repair of the heating, air conditioning, and ventilating system and the lighting, water, and electrical systems serving the Demised Premises and replacement of building standard fluorescent bulbs in all areas and incandescent bulbs in the Office Building Common Area.

          5.2     Landlord does not warrant that any of the above-described services will be free from interruption or stoppage. Except as otherwise provided herein, no partial or complete failure to furnish such services nor any stoppage or interruption of such services will render Landlord liable in any respect for damages to person, property or business. Except as otherwise provided herein, no interruption, stoppage or failure of such services will be deemed or construed as an eviction, actual or constructive, of Tenant nor work an abatement of rent nor relieve Tenant from the obligation to fulfill any covenant or agreements contained in this lease, including, without limitation, the obligation to pay rent; provided, however, if such interruption, stoppage or failure is caused by Landlord’s negligence or intentional act and if such interruption, stoppage, or failure materially, adversely interferes with the conduct of Tenant’s business within the Demised Premises for more than four (4) days, excluding Sundays or holidays, after Landlord’s receipt of notice of such interruption, then, commencing on the first business day after such four (4) day period, excluding Sundays or holidays, Tenant shall be entitled to an abatement of guaranteed rent until such service is restored reflecting the extent such interruption, stoppage or failure interferes with Tenant’s use of the Demised Premises.

          5.3     Tenant’s Office Building Proportionate Share of the cost of operation and maintenance of the Office Building is included in the rent as set forth in Section 1.1(m) herein. “Tenant’s Office Building Proportionate Share” is the ratio that the total usable floor area of the Demised Premises bears to the total usable floor area of the Office Building. If this lease should commence on a date other than the first day of a calendar year or terminate or expire on a date other than the last day of a calendar year, Tenant’s allocated share of such expenses under this Section 5.3 will be prorated based upon Landlord’s expenses for the entire calendar year.

ARTICLE 6
TENANT’S RESPONSIBILITY FOR TAXES, OTHER REAL
ESTATE CHARGES AND INSURANCE EXPENSES

          6.1     Tenant is liable for, and agrees to pay prior to delinquency, all taxes levied against personal property and trade fixtures placed by Tenant in the Demised Premises. If any such taxes are levied against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Demised Premises and Landlord elects to pay the taxes based on such increase, Tenant must pay Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

          6.2     Tenant’s Proportionate Share (as defined in Section 1.1(q) above) of all “real estate charges” (as defined below) and “insurance expenses” (as defined below) related to the Project or the Landlord’s ownership of the Project is included in the rent set forth in Section 1.1(m). Tenant’s proportionate share of costs under this Section 6.2 will be prorated during any partial Lease Year (i.e., the first Lease Year and the last Lease Year of the lease term). “Real estate charges” includes ad valorem taxes, general and special assessments, costs incurred in monitoring and disputing taxes, whether paid to an outside consultant or otherwise, parking surcharges, any tax or excise on rents, any tax or charge for governmental services (such as street maintenance or fire protection); and any tax or charge which replaces any of such above described “real estate charges”; provided, however, that “real estate charges” does not include any franchise, estate, inheritance or general income tax. “Insurance expenses” includes all premiums and other expenses incurred by Landlord for commercial liability insurance and Special Form or similar property insurance (plus whatever endorsements or special coverages which Landlord, in Landlord’s sole discretion, may consider appropriate).

          6.3     Intentionally deleted.

          6.4     Tenant agrees that, as between Tenant and Landlord, Landlord has the sole and absolute right to contest taxes levied against the Demised Premises and the Project (other than taxes levied directly against Tenant’s personal property within, or sales made from, the Demised Premises). Therefore, Tenant, to the fullest extent permitted by law, irrevocably waives any and all rights that Tenant may have to receive from Landlord a copy of notices received by Landlord regarding the appraisal or reappraisal, for tax purposes, of all or any portion of the Demised Premises or the Project (including, without limitation, any rights set forth in §41.413 of the Texas Property Tax Code, as such may be amended from time to time). Additionally, Tenant, to the fullest extent permitted by law, hereby irrevocably assigns to Landlord any and all rights of Tenant to protest or appeal any governmental appraisal or reappraisal of the value of all or any portion of the Demised Premises or the Project (including, without limitation, any rights set forth in §41.413 and §42.015 of the Texas Property Tax Code, as such may be amended from time to time). Tenant agrees without reservation that it will not protest or appeal any such appraisal or reappraisal before a governmental taxing authority without the express written authorization of Landlord.

ARTICLE 7
COMMON AREA

          7.1     The term “Common Area” is defined for all purposes of this lease as that part of the Project intended for the common use of all tenants and the public which is maintained by Landlord or the expense of which is borne in whole or in part by Landlord, including among other facilities (as such may be applicable to the Project), parking areass, streets and alleys, common open spaces, landscaping, curbs, loading areas, sidewalks and streetscapes, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, and the like but excluding (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time, (ii) areas within the Project which may from time to time not be owned by Landlord (unless subject to a cross-access or similar agreement benefitting the area which includes the Demised Premises), (iii) areas leased to a single-purpose user (such as a bank or a fast-food restaurant) where access is restricted, (iv) the roof(s) of the building(s) in the Project, and (v) decorative awnings; provided, however, that if Landlord bears all or any portion of the cost of maintaining, repairing, or replacing any of the areas described in clauses (ii) through (v) of the immediately-preceding sentence, such areas, while not technically constituting part of the Common Area, will be deemed included within the Common Area for the purposes of (1) Landlord’s ability to prescribe rules and regulations regarding same, and (2) their inclusion for purposes of common area maintenance cost reimbursements. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Project. For example, and without limiting the generality of the immediately preceding sentence, Landlord may from time to time decrease the size of any parking area or substitute for any parking area other areas reasonably accessible to the tenants of the Project, which areas may be elevated, surface or underground.

          7.2     Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this lease, its subtenants, licensees and concessionaires, have the nonexclusive right to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants in the Project and other persons permitted by Landlord to use the same, and subject to such reasonable rules and regulations governing use as Landlord may from time to time prescribe. For example, and without limiting the generality of Landlord’s ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:

          (a)     Tenant is not permitted to solicit business, or distribute leaflets or other materials in the Common Area nor take any action which in the sole and exclusive judgment of Landlord would constitute a nuisance or would disturb, endanger, or interfere with the rights of other persons to use the Common Area or would tend to injure the reputation of the Project.

          (b)     Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs, alterations, or improvements, or to prevent the public from obtaining prescriptive rights.

          (c)     With regard to the roof(s) of the building(s) in the Project, use of the roof(s) is reserved to Landlord or, with regard to any tenant demonstrating to Landlord’s satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord. Subject to Landlord’s approval, Tenant shall be allowed access to the roof in order to install, replace, repair, and maintain any heating and air conditioning rooftop unit which exclusively serves the Demised Premises (“Rooftop Equipment”). Tenant shall be allowed to place one (1) satellite dish (“Antenna”), as more particularly described on Exhibit “J” attached hereto, on the roof above Tenant’s Demised Premises provided that the installation and operation thereof and all maintenance and repair is performed in accordance with all applicable laws, rules and regulations and the terms and provisions for Communication Antenna set forth on Exhibit “J” attached hereto. With respect to Rooftop Equipment, Landlord shall provide reasonable access thereto to Tenant and Tenant’s contractors, subject to Landlord’s rules and regulations regarding controlled access to the roof. Tenant’s access to the Rooftop Equipment must be coordinated through Landlord and Landlord’s representative may accompany any of Tenant’s contractors or Tenant during such access. Any penetrations of the building roof must be performed by a contractor designated by Landlord so as to maintain the building roof warranties. Landlord may elect to perform any of such work which affects building systems with its own personnel or contractors, and Tenant shall promptly reimburse Landlord therefor, as additional rent. Tenant shall maintain the Rooftop Equipment in accordance with the requirements of the insurers of the building and with reasonable rules, regulations and technical standards of Landlord relating to use of the building roof as Landlord may establish from time to time. Tenant shall maintain the Rooftop Equipment in good working order and repair, and shall keep the area immediately surrounding the Rooftop Equipment neat and clean. Tenant’s use and maintenance of the Rooftop Equipment may not create any nuisance or interfere with any other licensee or tenant of the Building. Landlord has no obligation to maintain, operate or safeguard the Rooftop Equipment. IN ADDITION TO THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES UNDER ARTICLE 16 BELOW, TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, CAUSES OF ACTIONS, SUITS, JUDGMENTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES, COURT COSTS AND COSTS OF INVESTIGATION) ARISING FROM OR IN CONNECTION WITH THE INSTALLATION, CONDITION, OPERATION, REPAIR AND MAINTENANCE OF THE ANTENNA AND ROOFTOP EQUIPMENT, EVEN IF SUCH CLAIMS, DEMANDS, LIABILITIES, CAUSES OF ACTION, SUITS, JUDGMENTS AND

EXPENSES ARE ATTRIBUTABLE TO THE CONCURRENT NEGLIGENCE OF LANDLORD.

(d) Landlord may seasonally place kiosks or allow the placement of vending carts in and around the Common Area in accordance with applicable governmental laws, rules and regulations.

          7.3     Landlord is responsible for the operation, management and maintenance of the Common Area, the manner of maintenance and the expenditures therefor to be in the sole discretion of Landlord, but to be generally in keeping with similar projects within the same geographical area as the Project.

          7.4     Tenant’s Proportionate Share of the cost of operation and maintenance of the Common Area which may be incurred by Landlord in its discretion is included in the rent set forth in Section 1.1 (m) herein. Such costs shall include, among other costs, those for lighting, painting, cleaning, landscaping (including landscaping of any common open spaces maintained by Landlord or for whose maintenance Landlord pays), parking (including valet parking), policing (to the extent that security is provided by or otherwise arranged for by Landlord, although Landlord has no obligation to do so), seasonal decoration, inspecting, repairing, replacing, of any portion of the Common Area, operation of the central portion and water lines of any split heating, air conditioning and ventilating systems; trash removal for the Common Area (to the extent not covered by the terms of Section 9.5 below); a reasonable portion of whatever management fee Landlord pays to the manager of the Project, a reasonable allowance for Landlord’s overhead costs and the cost of any insurance for which Landlord is not reimbursed pursuant to Section 6.2, but specifically excluding all expenses paid or reimbursed pursuant to Article 6. With regard to capital expenditures (i) the original investment in capital improvements, i.e., upon the initial construction of the Project, cannot be included, and (ii) improvements and replacements, to the extent capitalized on Landlord’s records may be included only to the extent of a reasonable depreciation or amortization (including interest accruals commensurate with Landlord’s interest costs). If this lease should commence on a date other than the first day of a calendar year or terminate or expire on a date other than the last day of a calendar year, Tenant’s proportionate share of costs under this Section 7.4 will be prorated based upon Landlord’s expenses for the entire calendar year.

ARTICLE 8
INTENTIONALLY DELETED

ARTICLE 9
USE AND CARE OF DEMISED PREMISES

          9.1     Tenant must commence business operations in the entirety of the Demised Premises on or immediately after the Commencement Date and must operate its business in an efficient, high class and reputable manner. Tenant must not at any time leave the Demised Premises vacant, but must in good faith continuously throughout the term of this lease conduct and carry on in the entire Demised Premises the type of business for which the Demised Premises is leased. Tenant must, except during reasonable periods for repairing, cleaning and decorating, keep the Demised Premises open to the public for business with adequate personnel in attendance on all business days, except to the extent Tenant may be prohibited from being open for business by applicable law, ordinance or governmental regulation.

          9.2     The Demised Premises may be used only for the purpose or purposes specified in Section 1.1(p) above, and only under the trade name specified in Section 1.1(e) above (or, if Section 1.1(e) is not filled in, any trade name approved in advance in writing by Landlord), and for no other purpose and under no other trade name, it being understood and acknowledged that Landlord has entered into this lease in large part because it believes that such use and trade name will benefit the Project as a whole.

          9.3     Tenant must not, without Landlord’s prior written consent, keep anything within the Demised Premises or use the Demised Premises for any purpose which creates a risk of toxic or otherwise hazardous substances or which increases the insurance premium cost or invalidates any insurance policy carried on the Demised Premises or other parts of the Project. All property kept, stored or maintained within the Demised Premises by Tenant is at Tenant’s sole risk. Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all liability, liens, claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action (including without limitation all attorneys’ fees and expenses) arising out of or relating to, directly or indirectly, any violation or alleged violation by Tenant of any law, rule, regulation, order or determination of any government authority pertaining to health or the environment relating to the Demised Premises and the Project (“Environmental Laws”), now existing or hereafter arising, except for violations of Environmental Laws caused by Landlord. This indemnification survives the expiration or termination of this lease. Tenant must immediately notify Landlord if Tenant suspects, discovers or receives notice of any violation of Environmental Laws at the Demised Premises or the Project, and must cooperate with Landlord in identifying and investigating any such violation or suspected violation. Tenant further agrees to abide by the terms of any and all protocols, procedures and agreements of which Landlord gives Tenant written notice and which address the detection, management or remediation of environmental or health hazards at the Demised Premises or the Project.

          9.4     Tenant must not permit any objectionable noises or odors to emanate from the Demised Premises; nor place or permit any radio, television, loudspeaker or amplifier on the roof or outside the Demised Premises or where the same can be seen or heard from outside the building; nor place any antenna, equipment, awning, fixture or other projection on the exterior of or above the Demised Premises; nor take any other action which would constitute a nuisance or would disturb or endanger other tenants of the Project or unreasonably interfere with their use of their respective demised premises; nor permit any unlawful or immoral practice to be carried on or committed on the Demised Premises; nor do anything which would tend to injure the reputation of the Project.

          9.5     Tenant must take good care of the Demised Premises, keep the Demised Premises secure (Tenant acknowledges that it is not relying on any representation or warranty of Landlord in this regard), and keep the Demised Premises free from waste at all times. Tenant at all times must not overload the floors in the Demised Premises, nor deface or injure the Demised Premises. Tenant at all times must keep the Demised Premises neat, clean and free from dirt and rubbish. Tenant must receive and deliver goods and merchandise and remove garbage and trash in the frequency, schedule, manner, and areas Landlord prescribes. Tenant must not operate an incinerator or burn trash or garbage within the Project.

          9.6     Tenant must include the address and identity of its business activities in the Demised Premises in all advertisements made by Tenant in which the address and identity of any similar local business activity of Tenant is mentioned.

          9.7     Tenant must procure at its sole expense any permits and licenses required for the transaction of business in the Demised Premises and otherwise comply with all applicable laws, ordinances and governmental regulations. In addition, if the nature of Tenant’s business makes it advisable for Tenant to take any extra precautions (for example, in the case of a business which is affected by so-called “dram shop” laws, Tenant’s compliance with all “dram shop” educational programs and procedures), Tenant must take all such extra precautions. At Landlord’s request, Tenant must deliver to Landlord copies of all such permits and licenses and proof of Tenant’s compliance with all such laws, ordinances, governmental regulations and extra precautions.

ARTICLE 10
MAINTENANCE AND REPAIR OF DEMISED PREMISES

          10.1     Landlord must keep the foundation, the exterior walls (except signs, placards, decorations or other advertising media of any type; and interior painting or other treatment of exterior walls) and roof (subject to the first sentence in Section 7.1 above), all mechanical, electrical, and plumbing systems, and the heating, air conditioning, and ventilating systems of or serving the Demised Premises in good repair. In the event any heating or air conditioning is provided by a system that Tenant uses in common with other occupants of the Project, then Landlord will perform the maintenance and repair for such system. Landlord, however, is not required to make any repairs occasioned by the act or negligence of Tenant, its agents, employees, subtenants, licensees and concessionaires (including, but not limited to roof leaks resulting from any roof penetration or placement), although Landlord may do so and bill Tenant for the cost as additional rent, due thirty (30) days after Landlord delivers such bill to Tenant. The provisions of the first sentence of this Section 10.1 are expressly recognized to be subject to the provisions of Article 3, Article 17 and Article 18 of this lease. In the event that the Demised Premises should become in need of repairs required to be made by Landlord hereunder, Tenant must give immediate written notice thereof to Landlord and Landlord will have a reasonable time after receipt by Landlord of such written notice in which to make such repairs.

          10.2     Tenant must keep the Demised Premises in good, clean and habitable condition and must make all repairs and replacements to the lamps in the lighting system and to those mechanical, electrical, plumbing, heating, and air conditioning systems of or serving the Demised Premises which were not installed by Landlord. If any repairs required to be made by Tenant hereunder are not made within ten days after written notice delivered to Tenant by Landlord or, in the case of a situation which by its nature requires an immediate response or a response within less than ten (10) days, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to Tenant’s stock or business by reason of such repairs; and Tenant must pay to Landlord upon demand, as additional rental hereunder, the cost of such repairs plus interest at the maximum contractual rate which could legally be charged in the event of a loan of such payment to Tenant (but in no event to exceed 1½% per month), such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant. At the termination or expiration of this lease, Tenant must surrender the Demised Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord in Section 10.1, Article 17 and Article 18 of this lease.

ARTICLE 11
ALTERATIONS

          11.1     Tenant must not make any alterations, additions or improvements to the Demised Premises without the prior written consent of Landlord (including, without limitation, consent as to all plans and specifications therefor and contractor(s) to be used or employed with respect thereto), except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Demised Premises and which are not visible from the exterior of the Demised Premises.

          11.2     All construction work done by Tenant within the Demised Premises must be performed in a good workmanlike manner, lien-free and in compliance with all governmental requirements and all approved plans and specifications therefor, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Project, and Tenant must procure and/or cause its contractor to maintain the insurance described in Exhibit “C” to this Lease and provide Landlord with certificates of insurance evidencing such coverage. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability (including, without limitation, reasonable attorneys’ fees and expenses) or damage resulting from such work, and Tenant must, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage.

          11.3     In the event Tenant uses a contractor to perform construction work within the Demised Premises, Tenant must, prior to the commencement of such work, obtain Landlord’s approval of such contractor and require such contractor to execute and deliver to Landlord a waiver and release on the form attached hereto as Exhibit “E” of any and all claims against Landlord and liens against the Project to which such contractor might at any time be entitled and to execute and record a Bond to Pay Claims (the “Bond”) in accordance with Chapter 53, Subchapter I of the Texas Property Code, as such may be amended, superseded or replaced from time to time, and must deliver a copy of the recorded Bond to Landlord. The delivery of the waiver and release of lien and the Bond within the time period set forth above is a condition precedent to Tenant’s ability to enter on and begin its construction work at the Demised Premises and, if applicable, to any reimbursement from Landlord for its construction work.

          11.4     In the event that Landlord elects to remodel all or any portion of the Project, Tenant will cooperate with such remodeling, including Tenant’s tolerating temporary inconveniences (and even the temporary removal of Tenant’s signs in order to facilitate such remodeling, as it may relate to the exterior of the Demised Premises).

ARTICLE 12
LANDLORD’S RIGHT OF ACCESS

          12.1     Landlord is entitled to enter upon the Demised Premises at any time upon reasonable notice for the purpose of inspecting the same, or of making repairs to the Demised Premises, or of making repairs, alterations or additions to adjacent premises, or of showing the Demised Premises to prospective purchasers, tenants or lenders.

          12.2     Tenant will permit Landlord to place and maintain “For Rent” or “For Lease” signs on the Demised Premises during the last 180 days of the lease term or during any period that an event of default is continuing hereunder, it being understood that such signs in no way affect Tenant’s obligations pursuant to Section 9.4, Section 13.1 or any other provision of this lease.

          12.3     Except as described in Section 7.2(c) above, use of the roof above the Demised Premises is reserved to Landlord.

ARTICLE 13
SIGNS; STORE FRONTS

          13.1    Tenant acknowledges that because of the unique nature of the Project, Tenant’s sign will consist of lettering on the exterior window of the Demised Premises. Tenant can only have one (1) such sign unless the Demised Premises have more than one (1) frontage (e.g. the Demised Premises is a corner space and therefore have two (2) frontages), in which case Tenant must have one (1) sign on each frontage. The sign must comply with Landlord’s sign criteria, which will address such matters as (a) the size of the letters, (b) the materials used, (c) the content of the sign, and (d) the location of the sign. Landlord’s current sign criteria is attached to and made a part of this lease as Exhibit “F”.

          13.2     Except as required under the term of Section 13.1 above, Tenant must not, without Landlord’s prior written consent (a) make any changes to the exterior of the Demised Premises, or (b) install any exterior lighting, decorations, paintings, awnings, canopies or the like, or (c) erect or install any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Demised Premises; provided, however, Tenant shall have the right, at its sole cost and expense, to place signage on the building directories at both building entries as well as the building directory at the elevator and at Tenant’s entry door. All signs, lettering, placards, banners, portable signs, decorations and advertising media (including the sign required by Section 13.1 above) must conform in all respects to the sign criteria established by Landlord for the Project time to time in the exercise of its sole discretion and must further comply with all applicable laws. All signs are subject to Landlord’s requirements as to construction, method of attachment, size, shape, height, lighting, color and general appearance. Tenant must keep all signs in good condition and in proper operating order at all times.

ARTICLE 14
UTILITIES

          14.1     Landlord agrees to cause to be provided to the Project the necessary mains, conduits and other facilities necessary to supply water, gas (if deemed appropriate by Landlord), electricity, telephone service and sewerage service to the building in which the Demised Premises are located.

          14.2     Intentionally Deleted

          14.3     Landlord is not liable for any interruption whatsoever in utility services not furnished by Landlord, nor for interruptions in utility services furnished by Landlord which are due to fire, accident, strike, acts of God or other causes beyond the control of Landlord or which are necessary or useful in connection with making any alterations, repairs or improvements.

ARTICLE 15
INSURANCE COVERAGES

          15.1     Landlord must procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense (but subject to Article 6 above), causing the Project to be insured under Special Form or similar property insurance and commercial general liability insurance (with whatever deductibles, endorsements, exceptions or special coverages Landlord, in its sole discretion, may consider appropriate), to the extent necessary to comply with Landlord’s obligations pursuant to other provisions of this lease.

          15.2     Tenant must procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense, (a) causing Tenant’s fixtures and contents to be fully insured for their replacement value under standard Special Form or similar property insurance, (b) providing commercial general liability insurance insuring Tenant, on an occurrence basis, against all claims, demands, or actions arising out of or in connection with Tenant’s use or occupancy of the Demised Premises, or by the condition of the Demised Premises, and (c) providing worker’s compensation insurance in statutory amounts and employer’s liability coverage with limits of not less than $500,000.00. Tenant’s commercial general liability policy or policies must provide coverage with a combined single limit of not less than $1,000,000 per occurrence (with no offset for occurrences on property other than the Demised Premises), must list Landlord as a loss payee (as to the Special Form or similar property insurance), as to Landlord’s interest in any of Tenant’s property, and as an “additional insured” (as to all other insurance, including, without limitation, the commercial general liability insurance), and must be written by insurance companies and on forms and with deductibles satisfactory to Landlord, and Tenant’s insurance shall be primary (with any policies of Landlord or Landlord’s mortgagees being excess, secondary and non-contributory). Additionally, Tenant’s worker’s compensation and employer’s liability policies must include waivers of subrogation in favor of Landlord. Tenant must obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days prior to cancellation or modification of such insurance. Tenant must promptly deliver such policies or duly executed certificates of insurance to Landlord before Tenant occupies any portion of the Demised Premises and must promptly deliver renewals thereof as required to Landlord at least thirty days prior to the expiration of the respective policy terms. If Tenant should fail to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant must pay to Landlord on demand as additional rental hereunder the premium cost thereof plus interest at the maximum contractual rate (but in no event to exceed 1 ½% per month) from the date of payment by Landlord until repaid by Tenant.

ARTICLE 16
INDEMNIFICATION; WAIVER OF LIABILITY; MUTUAL WAIVER OF SUBROGATION

          16.1     Landlord and Landlord’s agents and employees are not liable to Tenant, nor to Tenant’s employees, agents or visitors, nor to any other person whomsoever, for any injury to person or damage to property caused by the Demised Premises becoming out of repair or by defect or failure of any structural element of the Demised Premises or of any equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Demised Premises (except where due to Landlord’s willful failure to make repairs required to be made by Landlord hereunder after the expiration of a reasonable time after written notice to Landlord of the need for such repairs and in such case, Landlord’s liability to Tenant therefor shall be limited to the cost to repair such items), nor is Landlord liable to Tenant, nor to Tenant’s employees, agents or visitors, nor to any other person whomsoever, for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Project or of any other persons whomsoever. Landlord cannot be held responsible in any way on account of any construction, repair or reconstruction (including widening) of any private or public roadways, walkways or utility lines.

          16.2     TENANT SHALL INDEMNIFY, DEFEND, AND HOLD LANDLORD AND ITS AFFILIATED ENTITIES, AND THEIR AGENTS, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS AND PRINCIPALS (COLLECTIVELY, THE “INDEMNITEES” OR INDIVIDUALLY, AN “INDEMNITEE”) HARMLESS FROM AND AGAINST ANY AND ALL LOSS, COST, LIABILITY, CLAIM, DAMAGE, AND EXPENSE FOR ANY INJURY TO PERSON OR DAMAGE TO PROPERTY (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) (COLLECTIVELY, THE “DEMISED PREMISES LIABILITIES”) OCCURRING IN THE DEMISED PREMISES, EVEN IF THE DEMISED PREMISES LIABILITIES ARE CAUSED IN PART BY LANDLORD’S OR ANY OTHER INDEMNITEE’S NEGLIGENCE. TENANT’S INDEMNIFICATION DOES NOT APPLY, HOWEVER, TO ANY DEMISED PREMISES LIABILITIES CAUSED BY LANDLORD’S WILLFUL ACT OR OMISSION.

          16.3     EXCEPT AS MAY BE OTHERWISE EXPRESSLY PROVIDED HEREIN TO THE CONTRARY, LANDLORD SHALL INDEMNIFY, DEFEND AND HOLD TENANT AND ITS AFFILIATED ENTITIES, AND THEIR AGENTS, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS AND PRINCIPALS HARMLESS FROM AND AGAINST ANY AND ALL LOSS, COST, LIABILITY, CLAIM, DAMAGE AND EXPENSE FOR ANY INJURY TO PERSON OR DAMAGE TO PROPERTY (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) (COLLECTIVELY, THE “COMMON AREA LIABILITIES”) OCCURRING IN THE COMMON AREAS OF THE PROJECT, EVEN IF THE COMMON AREA LIABILITIES ARE CAUSED IN PART BY TENANT’S NEGLIGENCE. LANDLORD’S INDEMNIFICATION DOES NOT APPLY, HOWEVER, TO ANY COMMON AREA LIABILITIES CAUSED BY TENANT’S WILLFUL ACT OR OMISSION.

          16.4     Landlord and Tenant each hereby release the other from any and all liability or responsibility to the other, or to any other party claiming through or under them by way of subrogation or otherwise, for any loss or damage to property caused by a casualty which is insurable under standard Special Form or similar property insurance and agree to obtain an endorsement to that effect in their respective Special Form or similar property insurance policies, EVEN IF SUCH LIABILITY OR LOSS IS CAUSED BY THE NEGLIGENCE OF THE OTHER PARTY; provided, however, that this mutual waiver and agreement is applicable only with respect to a loss or damage occurring during the time when Special Form or similar property insurance policies which are readily available in the marketplace contain a clause or permit an endorsement to the effect that any such release does not adversely affect or impair the policy or the right of the insured party to receive proceeds under the policy; provided, further, that this release is not applicable to the portion of any damage which is not reimbursed by the damaged party’s insurer because of the “deductible” in the damaged party’s insurance coverage. The release specified in this Section 16.4 is cumulative with any releases or exculpations which may be contained in other provisions of this lease.

ARTICLE 17
DAMAGES BY CASUALTY

          17.1     Tenant must give immediate written notice to the Landlord of any damage caused to the Demised Premises by fire or other casualty.

          17.2     In the event that the Demised Premises are damaged or destroyed by fire or other casualty insurable under standard Special Form or similar property insurance and Landlord does not elect to terminate this lease as hereinafter provided, Landlord must proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Demised Premises. In the event (a) the building in which the Demised Premises are located is destroyed or substantially damaged by a casualty not covered by Landlord’s insurance, or (b) such building is destroyed or rendered untenantable to an extent in excess of fifty percent of the first floor area by a casualty covered by landlord’s insurance, or (c) the holder of a mortgage, deed of trust or other lien on such building at the time of the casualty elects, pursuant to such mortgage, deed of trust or other lien, to require the use of all or part of Landlord’s insurance proceeds in satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust or other lien, then Landlord may elect either to terminate this lease or to proceed to rebuild and repair the Demised Premises. Landlord must give written notice to Tenant of such election within sixty days after the occurrence of such casualty and, if it elects to rebuild and repair, must proceed to do so with reasonable diligence and at its sole cost and expense.

          17.3     Landlord’s obligation to rebuild and repair under this Article 17 is in any event limited to restoring one of the following (as may be applicable): (a) if this lease does not include an attached exhibit describing Landlord’s initial construction responsibility (defined in such exhibit as “Landlord’s Work”), restoring the Demised Premises to substantially the condition in which the same existed immediately prior to such casualty, exclusive of any alterations, additions, improvements, fixtures and equipment installed by Tenant; or (b) rebuilding concrete floors, walls made of metal studs and drywall, a roof (but no ceiling), and Landlord’s Work, as described in an exhibit attached to this lease, to substantially the same condition in which the same existed immediately prior to the casualty. Tenant agrees that promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence and at Tenant’s sole cost and expense to restore, repair and replace all alterations, additions, improvements, fixtures, signs and equipment installed by Tenant, or, if an exhibit describing Tenant’s Work is attached hereto, all items of Tenant’s Work as described in such exhibit, as the case may be, and to re-commence business operations at the Demised Premises as soon as reasonably possible.

          17.4     Tenant agrees that during any period of reconstruction or repair of the Demised Premises, it will continue the operation of its business within the Demised Premises to the extent practicable. During the period from the occurrence of the casualty until Landlord’s repairs are completed, the minimum guaranteed rental will be reduced to such extent as may be fair and reasonable under the circumstances; however, there will be no abatement of the other charges provided for herein.

          17.5     Notwithstanding the above, should the Demised Premises be damaged by casualty to the extent it becomes uninhabitable and Landlord does not restore the Demised Premises to a habitable condition within two hundred seventy (270) days of the casualty, then Tenant may terminate this lease by written notice to Landlord delivered on or before the earlier of (i) thirty (30) days after the end of such two hundred seventy (270) day period or (ii) Landlord’s restoration of the Demised Premises to a habitable condition. Additionally, should the casualty occur in the last twelve (12) months of the lease term, then either Landlord or Tenant may terminate this lease by written notice to the other delivered on or before sixty (60) days after the occurrence of such casualty.

ARTICLE 18
EMINENT DOMAIN

          18.1     In the event (a) thirty percent (30%) or more of the floor area of the Demised Premises or (b) fifty percent (50%) or more of the building in which the Demised Premises are located (whether or not the Demised Premises are affected) should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, then Landlord may terminate this lease. Landlord must give written notice to Tenant of such termination within sixty (60) days after the occurrence of such taking. If this lease is so terminated, the rent will be abated during the unexpired portion of this lease, effective on the date physical possession is taken by the condemning authority.

          18.2     If less than (a) thirty percent (30%) of the floor area of the Demised Premises or (b) less than fifty percent (50%) of the building in which the Demised Premises are located (whether or not the Demised Premises are affected) should be taken as aforesaid; or if this lease is not terminated pursuant to Section 18.1 above following a taking, then this lease will continue in effect following such taking, however, the minimum guaranteed rental payable hereunder during the unexpired portion of this lease will be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. In such case, Landlord must make all necessary repairs or alterations to the remaining Demised Premises or, if an exhibit describing Landlord’s Work is attached to this lease, all necessary repairs within the scope of Landlord’s Work as described in such exhibit, as the case may be, required to make the remaining portions of the Demised Premises an architectural whole.

          18.3     If any part of the Common Area should be taken as aforesaid, this lease will not terminate, nor will the rent payable hereunder be reduced, except that either Landlord or Tenant may terminate this lease if the size of the parking area remaining following such taking plus any additional parking area provided by Landlord in reasonable proximity to the Project is less than seventy percent of the size of the parking area immediately prior to the taking. Any election to terminate this lease in accordance with this provision must be evidenced by written notice of termination delivered to the other party within thirty days after the date physical possession is taken by condemning authority.

          18.4     All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Demised Premises or Common Area is the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord has no interest in any award made to Tenant for Tenant’s moving and relocation expenses or for the loss of Tenant’s fixtures and other tangible personal property if a separate award for such items is made to Tenant as long as such separate award does not reduce the amount of the award that would otherwise be awarded to Landlord.

ARTICLE 19
ASSIGNMENT AND SUBLETTING

          19.1     Tenant is not permitted to assign or in any manner transfer this lease or any estate or interest therein, or sublet the Demised Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Demised Premises without the prior written consent of Landlord. Landlord agrees that it will not withhold consent in a wholly unreasonable and arbitrary manner (as further explained in Section 28.4 of this lease); however, in determining whether or not to grant its consent, Landlord is entitled to take into consideration factors such as (a) Landlord’s desired tenant mix; (b) the experience, reputation and financial condition of the proposed transferee; (c) whether Landlord is already in negotiation with such proposed transferee; (d) whether such proposed transferee is already an occupant of the Project; (e) whether such proposed transferee is a governmental agency; (f) whether such proposed transferee is incompatible with the character of occupancy of the Project; (g) whether such proposed transferee would subject the Demised Premises to a use which would: (i) involve increased personnel or wear upon the Project, (ii) conflict with the primary use of another tenant or violate any exclusive right granted to another tenant of the Project, (iii) require any addition to or modification of the Demised Premises or the Project in order to comply with building code or other governmental requirements, or (iv) involve a potential environmental risk or issue; and (h) and the then current market conditions (including market rentals). In addition, Landlord is entitled to charge Tenant a reasonable fee for processing Tenant’s request. Consent by Landlord to one or more assignments or sublettings does not operate as a waiver of Landlord’s rights as to any subsequent assignment and sublettings.

          19.2     If Tenant is a corporation, partnership or other entity and if at any time during the term of this lease the person or persons who own a majority of either the outstanding voting rights or the outstanding ownership interests of Tenant at the time of the execution of this lease cease to own a majority of such voting rights or ownership interests or otherwise lose control (except as a result of transfers by devise or descent), then such loss or transfer of a majority of such voting rights or ownership interests or control is deemed to be an assignment of this lease by Tenant and, therefore, subject in all respects to the provisions of Section 19.1 above. The previous sentence does not apply, however, if at the time of the execution of this lease, Tenant is a corporation and the outstanding voting shares of capital stock of Tenant are listed on a recognized security exchange or over-the-counter market.

          19.3     Any assignee or sublessee of an interest in and to this lease will be deemed, by acceptance of such assignment or sublease or by taking actual or constructive possession of the Demised Premises, to have assumed all of the obligations set forth in or arising under this lease. Such assumption will be effective as of the earlier of the date of such assignment or sublease or the date on which the assignee or sublessee obtains possession of the Demised Premises. If requested by Landlord, however, such assignee or sublessee shall additionally execute a commercially reasonable form of assumption agreement.

          19.4     Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant’s obligations under this lease will at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this lease (even if future assignments and sublettings occur subsequent to the assignment or subletting by Tenant, and regardless of whether or not Landlord’s approval has been obtained for such future assignments and sublettings). Moreover, in the event that the rental due and payable by a sublessee (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this lease, then Tenant is bound and obligated to pay Landlord all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be [after first deducting therefrom (i) any reasonable costs incurred by Tenant for alterations or improvements

(including, but not limited to, third-party architectural and space planning costs) in the Demised Premises in connection with such assignment or subletting, and (ii) any real estate commissions and reasonable attorneys’ fees actually incurred by Tenant in connection with such assignment or subletting]. Finally, in the event of an assignment or subletting, it is understood and agreed that Tenant will receive all rentals paid to Tenant by an assignee or sublessee in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind; and upon election by Landlord such assignee or sublessee must pay all rentals directly to Landlord as specified in Section 4.2 of this lease (to be applied as a credit and offset to Tenant’s rental obligation).

          19.5     Tenant is not permitted to mortgage, pledge or otherwise encumber its interest in this lease or in the Demised Premises.

          19.6     In the event of the transfer and assignment by Landlord of its interest in this lease and in the building containing the Demised Premises to a person expressly assuming Landlord’s obligations under this lease, Landlord will thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such a successor-in-interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant’s obligations hereunder may be assigned and transferred by Landlord to such successor-in-interest and Landlord will thereby be discharged of any further obligation relating thereto.

ARTICLE 20
SUBORDINATION; ATTORNMENT; ESTOPPELS

          20.1     Tenant accepts this lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter placed upon the Project or any portion of the Project which includes the Demised Premises, and to any renewals and extensions thereof. Tenant further agrees to attorn to any mortgagee, ground lessor, trustee under a deed of trust, or purchaser at a foreclosure sale or trustee’s sale as landlord under this lease (as the case may be, “Mortgagee”); provided, however, as part of such attornment, Tenant agrees for the benefit of any Mortgagee that if such Mortgagee succeeds to Landlord’s (or any successor’s) interest in this lease, such Mortgagee will have no liability for any act or omission of any prior landlord under this lease that occurs prior to the date such Mortgagee succeeds to Landlord’s (or any successor’s) interest in this lease nor any liability for claims, offsets, or defenses that Tenant might have had against Landlord (or any successor). Tenant agrees that any Mortgagee has the right at any time to subordinate its mortgage, deed of trust or other lien to this lease; provided, however, whether or not that this lease may be (or be made to be) superior to a mortgage, deed of trust or other lien, the Mortgagee will not be liable for prepaid rentals, security deposits and claims accruing during Landlord’s ownership; further provided that the provisions of a mortgage, deed of trust or other lien relative to the rights of the Mortgagee with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Landlord) and provisions relative to proceeds arising from insurance payable by reason of damage to or destruction of the Demised Premises will be prior and superior to any contrary provisions contained in this instrument with respect to the payment or usage thereof. Landlord is hereby irrevocably vested with full power and authority to subordinate this lease to any mortgage, deed of trust or other lien hereafter placed upon the Demised Premises or the Project as a whole, and Tenant agrees upon demand to execute such further instruments subordinating this lease (or evidencing the subordination of this lease pursuant to the terms hereof) as Landlord may request; provided, however, that upon Tenant’s written request and notice to Landlord, Landlord must use good faith efforts to obtain from any such Mortgagee a written agreement that after a foreclosure (or a deed in lieu of foreclosure) the rights of Tenant will remain in full force and effect during the term of this lease, except as otherwise provided in this Section 20.1 and as may be required by Mortgagee, so long as Tenant recognizes and performs all of the covenants and conditions of this lease. Tenant agrees to execute a non-disturbance, attornment and subordination agreement in the form attached hereto as Exhibit “H”, if requested by Landlord, and Tenant further agrees that the non-disturbance, attornment and subordination agreement attached hereto as Exhibit “H” constitutes a written agreement meeting the requirements of the agreement which Tenant may request that Landlord obtain, as described above.

          20.2     At any time when the holder of an outstanding mortgage, deed of trust or other lien covering Landlord’s interest in the Demised Premises has given Tenant written notice of its interest in this lease (or if Tenant otherwise receives written notice from Landlord of such holder’s interest in this lease), Tenant (i) may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or other lien has received written notice of such default and a reasonable time (not less than 30 days) has thereafter elapsed without the default having been cured, (ii) shall not prepay any rent or other amounts due under this lease more than thirty (30) days in advance except as expressly permitted by this lease, and (iii) shall not -- without such Mortgagee’s prior consent -- enter into any surrender or cancellation of this lease or any modification or amendment that decreases the lease term or decreases the amount of minimum guaranteed rent or other charges due under this lease.

          20.3     Tenant agrees that it will from time to time upon request by Landlord execute and deliver to Landlord a written statement addressed to Landlord (or to a party or parties designated by Landlord), which statement must identify Tenant and this lease, must certify that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), must confirm that Landlord is not in default as to any obligations of Landlord under this lease (or if Landlord is in default, specifying any default), must confirm Tenant’s agreements contained above in this Article 20, and must contain such other information or confirmations as Landlord may reasonably require. Tenant acknowledges that the form of estoppel certificate attached to this lease as Exhibit “G” is an example of the type of written statement described in this Section 20.3, and Tenant agrees to execute and deliver to Landlord such form of written statement (with the appropriate blanks completed) as required from time to time by this Section 20.3. Landlord is hereby irrevocably appointed and authorized as the agent and attorney-in-fact of Tenant to execute and deliver any such written statement on Tenant’s behalf if Tenant fails to do so within seven (7) days after the delivery of a written request from Landlord to Tenant.

ARTICLE 21
PARKING

          21.1     Landlord and Tenant acknowledge the importance of providing Project customers with sufficient ground level parking space reasonably close to the stores and offices they wish to visit. Accordingly, Tenant and Tenant’s employees may park only in the areas designated by Landlord, from time to time, as employee parking in the Project. Without limiting the terms of the foregoing sentence, Tenant acknowledges and agrees that neither Tenant nor its employees will use any on-street parking for the Project, it being understood and agreed that such parking is for the office and retail customers of the Project. With respect to any elevated parking garages located on the Project or adjacent land (collectively, the “Parking Garages”), Tenant agrees that Tenant shall (i) restrict its employees from parking in parking spaces located on the first (1st) and second (2nd) floors of the Parking Garages and (ii) comply with the City of Southlake’s rules and regulations governing the Parking Garages, as amended from time to time. Tenant must furnish Landlord with a complete list of license numbers of all automobiles operated by Tenant, its employees, its subtenants, its licensees and its concessionaires, and their employees; Tenant must furnish such list to Landlord within five (5) days after the Commencement Date of this lease, and Tenant must notify Landlord of any changes to such list within five (5) days after such changes occur. Tenant agrees that if any automobile or other vehicle owned by Tenant or any of its employees, its subtenants, its licensees or its concessionaires, or their employees, at any time are parked in any part of the Project other than the parking areas specified above as being permitted parking areas for Tenant and its employees, Tenant must pay to Landlord as additional rent upon demand an amount equal to the daily rate or charge for such parking as established by Landlord (currently, $10.00 for the first violation and $50.00 for each violation thereafter) from time to time for each day, or part thereof, that such automobile or other vehicle is so parked. In addition, Tenant must immediately remove the vehicle to parking areas specified above as being permitted parking areas for Tenant and its employees. If Tenant fails to respond immediately, Landlord has the right to take either such action; and Tenant hereby indemnifies Landlord and agrees to hold Landlord harmless from all removal and parking expenses and liabilities which may arise out of Landlord’s action. In addition to the rights granted by the preceding sentences, any violation of this Section, whether by Tenant or by one of Tenant’s employees, entitles Landlord to exercise at its option any one or more of the remedies which are authorized in Article 22 of this Lease.

ARTICLE 22
DEFAULT BY TENANT AND REMEDIES

22.1 The following events will be deemed to be events of default by Tenant under this lease:

          (a)     Tenant fails to pay any installment of rental or any other obligation under this lease involving the payment of money and such failure continues for a period of ten (10) days after written notice thereof to Tenant; provided, however, that for each calendar year during which Landlord has already given Tenant one written notice of the failure to pay an installment of rental or other obligation under this lease involving the payment of money, no further notice will be required (i.e., the event of default will automatically occur on the tenth day after the date upon which the rental was due).

          (b)     Tenant fails to comply with any provision of this lease, other than as described in Subsection (a) above, and following notice thereof to Tenant (i) does not promptly commence and diligently pursue the cure of such failure to completion, or (ii) fails to cure such failure within fifteen (15) days after such notice to Tenant, or (iii) cures that particular failure but again fails to comply with the same provision of this lease within three (3) months after such notice to Tenant.

(c) Tenant or any guarantor of Tenant’s obligations under this lease becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors.

          (d)     Tenant or any guarantor of Tenant’s obligations under this lease files a petition under any section or chapter of the federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant or any guarantor of Tenant’s obligations under this lease is adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant’s obligations under this lease thereunder.

(e) A receiver or Trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligation under this lease.

          (f)     Tenant deserts or vacates or commences to desert or vacate the Demised Premises or any substantial portion of the Demised Premises or at any time prior to the last month of the lease term removes or attempts to remove, without the prior written consent of Landlord, all or a substantial amount of Tenant’s goods, wares, equipment, fixtures, furniture, or other personal property.

(g) Tenant does or permits to be done anything which creates a lien upon the Demised Premises or upon all or any part of the Project.

          (h)     Tenant makes an anticipatory breach of this lease. The term “anticipatory breach” means either (a) Tenant’s repudiation of this lease in writing, or (b) the combination of (i) Tenant’s desertion or vacation or commencement of desertion or vacation of the Demised Premises or removal of all or a substantial amount of Tenant’s goods, wares, equipment, fixtures, furniture, or other personal property from the Demised Premises, and (ii) Tenant’s failure to pay any minimum guaranteed rent or other amounts due under this lease as and when they are due and payable.

          22.2     Upon the occurrence of any such events of default, Landlord has the option to pursue any one or more of the following remedies:

          (a)     Without any further notice or demand whatsoever, Landlord may enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part of the Demised Premises, by force, if necessary (except to the extent prohibited by Texas law), without being liable for prosecution or any claim for damages for such action. Such expulsion and removal by Landlord cannot be deemed a termination or forfeiture of this lease or acceptance of Tenant’s surrender of the Demised Premises unless Landlord expressly notifies Tenant in writing that Landlord is terminating or forfeiting this lease or accepting Tenant’s surrender of the Demised Premises. If Landlord expels or removes Tenant and any other person from the Demised Premises without terminating or forfeiting this lease or accepting surrender of the Demised Premises, Landlord must attempt to mitigate its damages. In any situation in which Landlord is attempting to mitigate its damages, Landlord will conclusively be deemed to have done so if Landlord lists the Demised Premises with a real estate broker or agent (which may be affiliated with Landlord) and considers all written proposals for such space made by such broker or agent; provided, however, that in no event will Landlord (i) be obligated to travel outside a radius of thirty (30) miles from its principal office in order to meet with a prospective tenant, (ii) be obligated to expend monies for finish-out requested by a prospective tenant unless Landlord, in its sole discretion, believes that the excess rent Landlord will receive and the credit of the prospective tenant support such a decision, (iii) be required to give preference to the Demised Premises over other spaces in the Project, (iv) be required to agree to allow an existing tenant of the Project to move from their existing space to all or any of the Demised Premises, or (v) be required to accept any lease proposal which Landlord, in its sole discretion, deems unacceptable. In attempting to relet or actually reletting the Demised Premises, Landlord will be free to enter into a direct lease with the proposed replacement tenant and will not be acting as Tenant’s agent, although the proceeds Landlord actually receives for any time period will be credited against Tenant’s obligations for the same time period. Tenant will not be entitled to any additional credit (for example, if Landlord receives amounts during a particular time period in excess of Tenant’s obligations for the same time period, Landlord will not be required to credit such excess against Tenant’s obligations for any other time period). Until Landlord is able, through such efforts, to relet the Demised Premises, Tenant must pay to Landlord, on or before the first day of each calendar month, in advance, the monthly rentals and other charges provided in this lease. At such time, if any, as Landlord relets the Demised Premises, Tenant must pay to Landlord on the 20th day of each calendar month the difference between the monthly rentals and other charges provided in this lease for such calendar month and the amount actually collected by Landlord for such month from the occupant to whom Landlord has re-let the Demised Premises. If it is necessary for Landlord to bring suit in order to collect any deficiency, Landlord has the right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit cannot prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies.

          (b)     Without any further notice or demand whatsoever, Landlord may terminate this lease by written notice to Tenant, in which event Tenant must immediately surrender the Demised Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent (including any late charge or interest which may have accrued pursuant to Section 4.3 of this lease), enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, by force, if necessary (except to the extent prohibited by Texas law), without being liable for prosecution or any claim for damages therefor. In such event and to the fullest extent permitted by applicable law, Tenant hereby agrees to pay the difference between the total of all monthly rentals and other charges provided in this lease for the remainder of the term and the reasonable rental value of the Demised Premises for such period, such difference to be discounted to present value at a rate equal to the rate of interest which is allowed by law in the State of Texas when the parties to a contract have not agreed on any particular rate of interest (or, in the absence of such law, at the rate of six percent per annum).

(c) Without any further notice or demand whatsoever, Landlord may pursue the following remedies for the following specific defaults:

          (i)     In the event of any default described in Subsection 22.1(b) of this lease, Landlord has the right to enter upon the Demised Premises, by force, if necessary (except to the extent prohibited by Texas law), without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this lease, and Tenant further agrees that Landlord cannot be liable for any damages resulting to the Tenant from such action.

          (ii)     In the event of any default described in Subsection 22.1(g) of this lease, Landlord may pay or bond around such lien, whether or not contested by Tenant; and in such event Tenant agrees to reimburse Landlord on demand for all costs and expenses incurred in connection with any such action, with Tenant further agreeing that Landlord is in no event liable for any damages or claims resulting from such action.

          If Landlord elects to exercise the remedy prescribed in Subsection 22.2(a) or 22.2(c) above, this election in no way prejudices Landlord’s right at any time thereafter to cancel such election in favor of the remedy prescribed in Subsection 22.2(b) above, provided that at the time of such cancellation Tenant is still in default. Pursuit of any of the above remedies does not preclude pursuit of any other remedies prescribed in other sections of this lease and any other remedies provided by law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default cannot be deemed or construed to constitute a waiver of such default. No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord’s agent during the term of this lease will constitute an acceptance of surrender of the Demised Premises unless made in writing and signed by Landlord. Similarly, no reentry or taking of possession of the Demised Premises by Landlord will constitute an election by Landlord to terminate this lease unless a written notice of such intention, signed by Landlord, is given to Tenant.

          22.3     It is expressly agreed that in determining “the monthly rentals and other charges provided in this lease,” as that term is used throughout Subsections 22.2(b) and 22.2(c)(ii) above, there will be added to the minimum guaranteed rental (as specified in Sections 1.1(m) of this lease) a sum equal to the charges for maintenance of the Common Area (as specified in Section 7.4 of this lease), the payments for taxes, charges and insurance (as specified in Article 6 of this lease). It is further understood and agreed that the phrase “without any further notice or demand whatsoever” incorporates Tenant’s full, final, and complete waiver of all demands and notices permitted or required by applicable law, whether statutory or common law, and in equity (including, without limitation, any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of rent), it being understood and agreed that if any notice is appropriate, it is provided for in Section 22.1.

          22.4     It is further agreed that, in addition to payments required pursuant to Section 22.2 above, Tenant must compensate Landlord for all expenses incurred by Landlord in repossession (including, among other expenses, any increase in insurance premiums caused by the vacancy of the Demised Premises), all expenses incurred by Landlord in reletting (including, among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), all concessions granted to a new tenant upon reletting (including, among other concessions, renewal options), all losses incurred by Landlord as a direct or indirect result of Tenant’s default (including, among other losses, any adverse reaction by Landlord’s Mortgagee or by other tenants or potential tenants of the Project) and a reasonable allowance for Landlord’s administrative efforts, salaries and overhead attributable directly or indirectly to Tenant’s default and Landlord’s pursuing the rights and remedies provided herein and under applicable law.

          22.5     Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder are deemed cumulative and not exclusive of each other.

          22.6     If on account of any breach or default by Tenant in its obligations hereunder, Landlord employs an attorney to present, enforce or defend any of Landlord’s rights or remedies hereunder, Tenant agrees to pay any reasonable attorney’s fees and court costs incurred by Landlord in such connection.

          22.7     In the event that Tenant fails to pay any rent or other amounts due under this lease, or in the event any one or more provisions of this Article 22 authorizes Landlord to enter the Demised Premises, Landlord is entitled and is hereby authorized, without any notice to Tenant, to enter upon the Demised Premises by use of a duplicate key, a master key, a locksmith’s entry procedures or any other means not involving personal confrontation, and to alter or change the door locks on all entry doors of the Demised Premises, thereby permanently excluding Tenant. In such event Landlord will not be obligated to place any written notice on the Demised Premises explaining Landlord’s action; moreover, if a reason for Landlord’s action is the failure of Tenant to pay any one or more rentals when due pursuant to this lease, Landlord will not be required to provide the new key (if any) to Tenant until and unless all rental defaults of Tenant have been fully cured.

          22.8     Tenant acknowledges its obligation to deposit with Landlord the sum stated in Section 1.1(o) above, to be held by Landlord without interest as security for the performance by Tenant of Tenant’s covenants and obligations under this lease. Tenant agrees that such deposit may be co-mingled with Landlord’s other funds and is not an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rentals and any other damage, injury, expense or liability caused to Landlord by such event of default, and Tenant must pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit will be returned by Landlord to Tenant upon termination of this lease (subject to the provisions of Section 19.6 above).

          22.9     In the event of any default described in Subsection (d) of Section 22.1 of this lease, any assumption and assignment must conform with the requirements of the Bankruptcy Code which provides, in part, that the Landlord must be provided with adequate assurance (i) of the source of rent and other consideration due under this lease; (ii) that the financial condition and operating performance of any proposed assignee and its guarantors, if any, is similar to the financial condition and operating performance of Tenant and its guarantors, if any, as of the date of execution of this lease; (iii) that any assumption or assignment is subject to all of the provisions of this lease (including, but not limited to, restrictions as to use) and will not breach any such provision contained in any other lease, financing agreement or other agreement relating to the Project; and (iv) that any assumption or assignment will not disrupt any tenant mix or balance in the Project.

             (a)     In order to provide Landlord with the assurance contemplated by the Bankruptcy Code, Tenant must fulfill the following obligations, in addition to any other reasonable obligations that Landlord may require, before any assumption of this lease is effective: (i) all defaults under Subsection (a) of Section 22.1 of this lease must be cured within ten (10) days after the date of assumption; (ii) all other defaults under Section 22.1 of this lease other than under Subsection (d) of Section 22.1 must be cured within fifteen (15) days after the date of assumption; (iii) all actual monetary losses incurred by Landlord (including, but not limited to, reasonable attorneys fees) must be paid to Landlord within ten (10) days after the date of assumption; and (iv) Landlord must receive within ten (10) days after the date of assumption a security deposit in the amount of six (6) months minimum guaranteed rent (using the minimum guaranteed rent rate in effect for the first full month immediately following the assumption) and an advance prepayment of minimum guaranteed rent in the amount of three (3) months minimum guaranteed rent (using the minimum guaranteed rent in effect for the first full month immediately following the assumption), both sums to be held by Landlord in accordance with Section 22.8 above and deemed to be rent under this lease for the purposes of the Bankruptcy Code as amended and from time to time in effect.

              (b)     In the event this lease is assumed in accordance with the requirements of the Bankruptcy Code and this lease, and is subsequently assigned, then, in addition to any other reasonable obligations that Landlord may require and in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Landlord must be provided with (i) a financial statement of the proposed assignee prepared in accordance with generally accepted accounting principles consistently applied, though on a cash basis, which reveals a net worth in an amount sufficient, in Landlord’s reasonable judgment, to assure the future performance by the proposed assignee of Tenant’s obligations under this lease; or (ii) a written guaranty by one or more guarantors with financial ability sufficient to assure the future performance of Tenant’s obligations under this lease, such guaranty to be in form and content satisfactory to Landlord and to cover the performance of all of Tenant’s obligations under this lease.

          22.10   In addition to any and all other remedies available to Landlord herein, Landlord shall at any and/or all times have a right of offset against any sums of money due from Landlord to Tenant for the payment of any and all rentals and other sums of money becoming due hereunder from Tenant, and for the payment of any and all damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein.

ARTICLE 23
LANDLORD’S CONTRACTUAL SECURITY INTEREST

          23.1     In addition to the statutory Landlord’s lien, Landlord has at all times a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may hereafter be, situated on the Demised Premises, and all proceeds therefrom, and such property must not be removed without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord or to become due to Landlord hereunder first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Demised Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Demised Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice will be met if such notice is given in the manner prescribed in this lease at least five days before the time of sale. Any sale made pursuant to the provisions of this paragraph will be deemed to have been a public sale conducted in a commercially reasonable manner if held in the above-described Demised Premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the property is located, for five consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney’s fees and legal expenses), will be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus will be paid to Tenant or as otherwise required by law; the Tenant must pay any deficiencies forthwith. Tenant hereby agrees that a carbon, photographic or other reproduction of this lease is sufficient to constitute a financing statement. Tenant nevertheless agrees that upon request by Landlord, Tenant will execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code (or corresponding state statute or statutes) in force in the state in which the property is located, as well as any other state the laws of which Landlord may at any time consider to be applicable; moreover, Landlord is hereby irrevocably vested with a power of attorney from Tenant to execute any and all such financing statements on behalf of Tenant.

          23.2     Landlord agrees to subordinate Landlord’s foregoing contractual lien rights and any statutory or constitutional lien rights with respect to Tenant’s property to a third party providing furniture, fixtures and/or equipment for Tenant’s use in the Demised Premises during the term of this lease (or providing funds for the acquisition of same) provided that (i) there is no uncured event of default by

Tenant under this lease at the time of such subordination, (ii) such subordination shall be limited to the specified items, amounts, and times stated in the subordinating instrument, and (iii) such subordination shall be in writing, signed by all parties, and in the form attached hereto as Exhibit “I” or another form acceptable to Landlord.

ARTICLE 24
HOLDING OVER; SURRENDER OF PREMISES

          24.1     In the event Tenant remains in possession of the Demised Premises after the expiration of this lease and without the execution of a new lease, it will be deemed to be occupying the Demised Premises as a tenant at sufferance at a daily rental equal to the rental herein provided plus fifty percent of such amount, pro-rated on a daily basis, otherwise subject to all the conditions, provisions and obligations of this lease insofar as the same are applicable to a tenancy at sufferance. In addition to the foregoing, Tenant shall be and remain liable to Landlord for, and shall protect Landlord from and indemnify and defend Landlord against, all losses and damages, including any claims made by any succeeding tenant resulting from such failure of Tenant to vacate, and any consequential damages that Landlord suffers from the holdover.

          24.2     At the end of the term or the termination of Tenant’s right to possess the Demised Premises, Tenant must (1) deliver to Landlord the Demised Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (subject however to Tenant’s maintenance obligations) excepted, (2) deliver to Landlord all keys to the Demised Premises, and (3) remove all signage placed by or on behalf of Tenant on the Demised Premises. All fixtures, alterations, additions, and improvements (whether temporary or permanent) are Landlord’s property and must remain on the Demised Premises except as provided in the next two sentences. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Demised Premises by Tenant (but Tenant cannot remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant must remove such alterations, additions, improvements, fixtures, equipment, wiring, furniture, and other property as Landlord may request, provided such request is made within six months after the end of the term. All items not so removed will, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items and Tenant must pay for the costs incurred by Landlord in connection therewith. Any such disposition cannot be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Article 23. All work required of Tenant under this Section 24.2 must be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all laws, and so as not to damage the Office Building or the Project. Tenant must, at its expense, repair all damage caused by any work performed by Tenant under this Section 24.2.

ARTICLE 25
NOTICES

          25.1     Wherever any notice is required or permitted hereunder, such notice must be in writing. Any notice or document required or permitted to be delivered hereunder will be deemed to be delivered when actually received by the designated addressee or, if earlier and regardless of whether actually received or not, when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set out in Section 1.1 above (or at Landlord’s option, to Tenant at the Demised Premises), or such other addresses as they have theretofore specified by written notice.

          25.2     If and when included within the term “Landlord” as used in this instrument there are more than one person, firm or corporation, all must jointly arrange among themselves for their joint execution of such notice specifying some individual at some specific address for the receipt of notices and payments to the Landlord; if and when included within the term “Tenant” as used in this instrument there are more than one person, firm or corporation, all must jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Tenant. All parties included within the terms “Landlord” and “Tenant,” respectively, are bound by notices and payments given in accordance with the provisions of this Article to the same effect as if each had received such notice or payment. In addition, Tenant agrees that notices to Tenant may be given by Landlord’s attorney, property manager or other agent.

ARTICLE 26
AMERICANS WITH DISABILITIES ACT

          26.1     Landlord represents that the Common Area was (or if not yet constructed, will be) constructed in accordance with the requirements of the Americans With Disabilities Act of 1990, as amended from time to time, and related state and municipal laws and regulations (collectively, the

“ADA”) as it existed at the time Landlord constructed the Project. However, Landlord’s sole obligation and responsibility in the event such representation is not true is to cause the Common Area to comply with the requirements, as such requirements have been modified or limited. If there are any changes to the ADA which require changes to the Common Area, Landlord will improve the Common Area of the Project in order to comply with the ADA. All costs incurred by Landlord complying with the terms of the immediately preceding sentence may be included as Common Area expenses pursuant to and in accordance with the terms of Section 7.4 of this lease.

          26.2     Tenant is responsible for compliance with the ADA in all matters regarding both the configuration of the Demised Premises (the interior as well as all public and/or employee door entrances) and Tenant’s improvement or alteration of or business operations at the Demised Premises.

ARTICLE 27
REGULATIONS

          27.1     Landlord and Tenant acknowledge that there are in effect federal, state, county and municipal laws, orders, rules, directives and regulations (collectively referred to hereinafter as the “Regulations”) and that additional Regulations may hereafter be enacted or go into effect, relating to or affecting the Demised Premises or the Project, and concerning the impact on the environment of construction, land use, maintenance and operation of structures, toxic or otherwise hazardous substances, and conduct of business. Subject to the express rights granted to Tenant under the terms of this lease, Tenant will not cause, or permit to be caused, any act or practice, by negligence, omission or otherwise, that would adversely affect the environment, or do anything or permit anything to be done that would violate any of the Regulations. Moreover, Tenant has no claim against Landlord by reason of any changes Landlord may make in the Project or the Demised Premises pursuant to the Regulations or any charges imposed upon Tenant, Tenant’s customers or other invitees pursuant to same.

          27.2     If, by reason of any Regulations, the payment to, or collection by, Landlord of any rental or other charge (collectively referred to hereinafter as “Lease Payments”) payable by Tenant to Landlord pursuant to the provisions of this lease is in excess of the amount (the “Maximum Charge”) permitted thereof by the Regulations, then Tenant, during the period (the “Freeze Period”) when the Regulations are in force and effect will not be required to pay, nor will Landlord be permitted to collect, any sum in excess of the Maximum Charge. Upon the earlier of (i) the expiration of the Freeze Period, or (ii) the issuance of a final order or judgment of a court of competent jurisdiction declaring the Regulations to be invalid or not applicable to the provisions of this lease, Tenant, to the extent not then proscribed by law, and commencing with the first day of the month immediately following, must pay to Landlord as additional rental, in equal monthly installments during the balance of the term of this lease, a sum equal to the cumulative difference between the Maximum Charges and the Lease Payments during the Freeze Period. If any provisions of this section, or the application thereof, are to any extent declared to be invalid and unenforceable, the same will not be deemed to affect any of the other provisions of this section or of this lease, all of which will be deemed valid and enforceable to the fullest extent permitted by law.

ARTICLE 28
MISCELLANEOUS

          28.1     Nothing in this lease can be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, will be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

          28.2     Tenant must not for any reason withhold or reduce Tenant’s required payments of rentals and other charges provided in this lease, it being agreed that the obligations of Landlord under this lease are independent of Tenant’s obligations except as may be otherwise expressly provided herein. The immediately preceding sentence cannot be deemed to deny Tenant the ability of pursuing all rights granted it under this lease or at law; however, as contemplated in Rule 174(b) of the Texas Rules of Civil Procedure (as such may be amended from time to time), at the direction of Landlord, Tenant’s claims in this regard will be litigated in proceedings different from any litigation involving rental claims or other claims by Landlord against Tenant (i.e., each party may proceed to a separate judgment without consideration, counterclaim or offset as to the claims asserted by the other party). Tenant hereby waives and surrenders, for itself and for all persons or entities claiming by, through, and under Tenant (including creditors of all kinds), any rights, privileges, and liens set out under Section 91.004 and 93.003 of the Texas Property Code (as amended), and Tenant exempts Landlord from any duty or liability thereunder.

          28.3     The liability of Landlord to Tenant for any default by Landlord under the terms of this lease will be limited to the proceeds of sale on execution of the interest of Landlord in the Demised

Premises; and neither Landlord nor any of Landlord’s agents, employees, representatives, officers, directors, or partners will be personally liable for any deficiency, except that Landlord will, subject to the provisions of Section 19.6 hereof, remain personally liable to account to Tenant for any security deposit under this lease. This clause cannot be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

          28.4     In all circumstances under this lease where the prior consent of one party (the “consenting party”), whether it be Landlord or Tenant, is required before the other party (the “requesting party”) is authorized to take any particular type of action, such party must not withhold such consent in a wholly unreasonable and arbitrary manner; however, the requesting party agrees that its exclusive remedy if it believes that consent has been withheld improperly (including, but not limited to, consent required from Landlord pursuant to Section 9.2 or Section 19.1) is to institute litigation either for a declaratory judgment or for a mandatory injunction requiring that such consent be given (with the requesting party hereby waiving any claim for damages, attorneys fees or any other remedy by reason thereof unless the consenting party refuses to comply with a court order or judgment requiring it to grant its consent).

          28.5     One or more waivers of any covenant, term or condition of this lease by either party cannot be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval cannot be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

          28.6     Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord will not be liable or responsible for, and there will be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

          28.7     If any provision of this lease is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this lease will not be affected thereby.

          28.8     The laws of the State of Texas govern the interpretation, validity, performance and enforcement of this lease. Venue for any action under this lease will lie exclusively in Tarrant County, Texas.

          28.9     The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

          28.10   Whenever herein the singular number is used, the same includes the plural, and words of any gender include each other gender, as the context so requires.

          28.11   The terms, provisions and covenants contained in this lease apply to, inure to the benefit of and bind the parties hereto and their respective heirs, successors in interest and legal representatives except as otherwise herein expressly provided.

          28.12   This lease contains the entire agreement between the parties, and no rights are created in favor of either party other than as specified or expressly contemplated in this lease. No brochure, rendering information or correspondence will be deemed to be a part of this agreement unless specifically incorporated herein by reference. In addition, no agreement will be effective to change, modify or terminate this lease in whole or in part unless such is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

          28.13   LANDLORD AND TENANT HEREBY ACKNOWLEDGE THAT THEY ARE NOT RELYING UPON ANY BROCHURE, RENDERING, INFORMATION, REPRESENTATION OR PROMISE OF THE OTHER, OR OF THE AGENT OR COOPERATING AGENT, EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS LEASE.

          28.14   Intentionally deleted.

          28.15   If Tenant is a corporation or a partnership (general or limited), each person(s) signing this lease as an officer or partner of Tenant represents to Landlord that such person(s) is authorized to execute this lease without the necessity of obtaining any other signature of any other officer or partner, that the execution of this lease has been authorized by the board of directors of the corporation or by the partners of the partnership, as the case may be, and that this lease is fully binding on Tenant. Landlord reserves the right to request evidence of the approval of this lease and authorization of Tenant’s signatories to bind Tenant, which evidence shall be satisfactory in form and content to Landlord and Landlord’s counsel. Tenant hereby represents to Landlord that Tenant is duly incorporated if Tenant is a corporation or duly formed if Tenant is a partnership, and in good standing in the State of Texas, and that Tenant is not a subsidiary of any other entity.

          28.16    The submission of this lease for examination does not constitute a reservation of or option for the Demised Premises and shall vest no right in either party hereto. This lease shall become effective only after the full execution and delivery hereof by all of the parties hereto and upon the approval by the holder of any mortgage encumbering the Project.

          28.17    This lease has been entered into by the undersigned parties after arms-length negotiation, with each party hereto hereby acknowledging that it and its counsel, if it so chooses, have had an opportunity to review this lease, and therefore, the parties agree that this lease shall not be construed against Landlord on the ground that Landlord’s representatives prepared this lease.

          28.18    This lease may be executed in several counterparts, each of which will be deemed an original, and all of which will constitute but one and the same instrument.

          28.19    Tenant shall not record this lease nor any memorandum or short form hereof, nor shall Tenant permit or cause same to be recorded, without Landlord’s prior written consent. Any attempted recordation of this lease or of a memorandum or short form hereof by Tenant without having first obtained Landlord’s written approval — which approval may be granted or denied in Landlord’s sole discretion — shall, at Landlord’s option, constitute an event of default by Tenant and, at Landlord’s option, may void this lease and Tenant’s rights hereunder.

          28.20    This lease is for the sole benefit of Landlord and Tenant, and, other than any ground lessor under any ground lease and/or any holder of any mortgage, deed of trust or other lien encumbering the Project (or any part thereof), no third party shall be deemed a third party beneficiary hereof.

          28.21    Tenant’s obligations under this lease (including, without limitation, each indemnity agreement and hold harmless agreement of Tenant contained herein) shall survive the expiration or earlier termination of this Lease.

          28.22    IT IS AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL, AND THEY HEREBY DO, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OR OCCUPANCY OF THE DEMISED PREMISES.

          28.23    This lease consists of twenty-eight articles and Exhibits “A” through “J”. All exhibits, attachments and addenda referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied at verbatim herein. The exhibits and/or addenda attached hereto are listed as follows:

Exhibit “A”	Site Plan of the Project
Exhibit “A-l”	First Stage of Grand Avenue Project
Exhibit “A-2”	Site Plan of Southlake Town Square Development
Exhibit “B”	Demised Premises
Exhibit “C”	Construction: Turnkey Improvements by Landlord
Exhibit “C-1”	Depiction of Landlord’s Work
Exhibit “D”	Prohibited and Restricted Uses
Exhibit “E”	Relinquishment of Lien Rights
Exhibit “F”	Sign Criteria
Exhibit “G”	Tenant Estoppel Certificate
Exhibit “H”	Nondisturbance, Attornment and Subordination Agreement
Exhibit “I”	Landlord Subordination
Exhibit “J”	Communications Antenna

(signature blocks on following page)

          EXECUTED as of the latest date accompanying a signature by Landlord or Tenant below.

LANDLORD:

SLTS GRAND AVENUE, L.P.,
ATTEST or WITNESS :	a Texas limited partnership

	By:	SLTS Grand Avenue Genpar, L.L.C.,
a Texas limited liability company,
its general partner

		By:	Cooper & Stebbins, L.P.,
sole member

			By:	CS Town Centres, LLC,
general partner

By:

Brian R. Stebbins, Member

Date of Signature: May 10, 2006

Landlord’s Taxpayer I.D. No.: 20-1394380

TENANT:

QUALITY SYSTEMS INC.,
a California corporation, d/b/a QSI, Inc.

ATTEST or WITNESS:

By:

Name: Patrick Clive
Title: Executive VP

Date of Signature: 5-3-06

Taxpayer I.D. No.: 95-2888568

EXHIBIT “A”

SITE PLAN OF THE PROJECT

THIS SITE PLAN IS PRESENTED SOLELY FOR THE PURPOSE OF IDENTIFYING THE APPROXIMATE LOCATION AND SIZE OF THE DEMISED PREMISES. BUILDING SIZES, SITE DIMENSIONS, ACCESS AND PARKING AREAS, EXISTING TENANT LOCATIONS AND IDENTITIES ARE SUBJECT TO CHANGE AT THE LANDLORD’S DISCRETION, EXCEPT AS OTHERWISE EXPRESSLY RESTRICTED IN THE TEXT OF THE LEASE. THE PROJECT INCLUDES LAND THAT IS OWNED (OR WILL BE OWNED) BY LANDLORD AND ITS AFFILIATES, BUT THE PROJECT WILL BE OPERATED AS A UNIFIED WHOLE.

EXHIBIT “B”

DEMISED PREMISES

EXHIBIT “C”
CONSTRUCTION: TURNKEY IMPROVEMENTS BY LANDLORD

ARTICLE 1
GENERAL

          A.     Subject to the provisions below and the conditions in the Lease, Landlord agrees that it will proceed to construct (or, to the extent already partially constructed, will complete) an office unit upon the Demised Premises in substantial compliance with the description of Landlord’s Work in Articles III and V below and in Exhibit “C-1”; provided, however, Landlord’s total cost to construct Landlord’s Work (including all space planning, design services, and construction manager fees relating to Landlord’s Work) will not exceed Eighty-Seven Thousand Eight Hundred Thirty-Three and No/100 Dollars ($87,833.00) (“Maximum Landlord Cost”). Tenant shall be solely responsible for all construction costs for the Demised Premises above the Maximum Landlord Cost. Simultaneously with Tenant’s execution of this lease, Tenant shall deliver to Landlord the sum of Twenty Thousand Six Hundred Seventy-Nine and 79/100 Dollars ($20,679.79) representing Tenant’s estimated share of the construction costs for the Demised Premises above the Maximum Landlord Cost. If Landlord subsequently determines in its reasonable judgment that Tenant’s estimated share of the construction costs of the Demised Premises is greater than $20,679.79, then Tenant shall promptly deposit with Landlord upon written demand additional funds, as necessary, so that Tenant pays one hundred percent (100%) of Tenant’s actual share of the construction costs of the Demised Premises. The Demised Premises shall be deemed “ready for occupancy” when Landlord’s Work has been substantially completed (except for minor finishing jobs); provided, however, that if Landlord’s Work is delayed because of a default or failure, or both, of Tenant, then the Demised Premises shall also be deemed “ready for occupancy” when Landlord’s Work would have been substantially completed if Tenant’s default or failure, or both, had not occurred. When the Demised Premises are ready for occupancy (which, unless Tenant objects and Landlord’s architect or general contractor fails to certify to the date selected by the Landlord, shall be the date Landlord delivers to Tenant a written or verbal statement to the effect that they are ready for occupancy), Tenant agrees to accept possession thereof and to proceed with due diligence to perform Tenant’s Work, as described in Article IV below, and to open for business at the Demised Premises. Tenant agrees that at the request of Landlord, Tenant will, following the Commencement Date, execute and deliver a written statement acknowledging that Tenant has accepted possession and reciting the exact Commencement Date and expiration date of this lease.

          B.     If for any reason the Demised Premises are not ready for occupancy by the estimated date specified in Section 1.1(k) above, Landlord cannot be deemed to be in default or otherwise liable in damages to Tenant, nor shall the term of this lease be affected. If, however, for any reason the Demised Premises are not ready for occupancy by July 1, 2006, Landlord cannot be deemed to be in default or otherwise liable in damages to Tenant, but this lease will automatically terminate, in which event, neither party will have any further liabilities or obligations except that Landlord must repay to Tenant any prepaid rent or security deposit.

          C.     In the event of any dispute as to work performed or required to be performed by Landlord or Tenant, the certificate of Landlord’s architect or general contractor is conclusive. By occupying the Demised Premises, Tenant will be deemed to have accepted the same and to have acknowledged that the same fully comply with Landlord’s covenants and obligations under this lease. Occupancy of the Demised Premises by Tenant prior to the Commencement Date is subject to all of the terms and provisions of this lease, excepting only those requiring the payment of rent.

ARTICLE II
PRE-CONSTRUCTION OBLIGATIONS

          If Tenant desires any improvements within the Demised Premises other than those described in Articles III and IV of this Exhibit “C” or Exhibit “C-l” attached to this lease, then the provisions set forth in this Article II will apply to such improvements:

          A.     All plans, diagrams, schedules, specifications and other data relating to Tenant’s preferences in connection with Landlord’s Work must be furnished by Tenant to Landlord complete, sufficient to obtain a building permit, and ready for Landlord’s consideration and final approval within five (5) days after execution of this lease (or at such time as may be specified in this exhibit).

          B.     Tenant shall secure Landlord’s written approval of all designs, plans, specifications, materials, construction schedule, contractors and contracts for work to be performed by Tenant before beginning the work (including following whatever “work letter” instructions, if any, which Landlord may deliver to Tenant in connection with the work), and shall secure all necessary licenses and permits to be used in performing the work. Tenant’s finished work shall be subject to Landlord’s approval and acceptance.

          C.     Should Tenant request and Landlord approve any variation in the interior finishing of the Demised Premises, and if such items are a part of Landlord’s Work as described below, the variation must be incorporated in the plans to be furnished by Tenant. In such event, Tenant must pay to Landlord any increase in the cost of Landlord’s Work, including, without limitation, design, architectural and other professional costs, as determined by Landlord or its contractor or architect at the time of incorporation of such variation into Landlord’s Work.

          D.     The insurance requirements under Article l5 of the lease and the indemnity requirements under Article 16 of the lease shall apply during the construction contemplated in this exhibit, and Tenant must provide evidence of appropriate insurance coverage prior to beginning any of Tenant’s Work. In addition, and without limiting the generality of the immediately preceding sentence, at Landlord’s option, Landlord may require that prior to beginning any of Tenant’s Work, Tenant must provide Landlord with evidence of insurance covering both Tenant and Tenant’s contractor against damage to their personal property, as well as against third-party liability and worker’s compensation claims arising out of all construction and associated activities, as stated below:

          1.     Worker’s Compensation at statutory limits, as required by the state where work is being performed and Employer’s Liability with limits no less than One Million Dollars ($1,000,000.00) for each accident or occupational disease.

          2.     Commercial General Liability, including Premises Operations, Products, and Completed Operations Liability, Independent Contractors Liability, Contractual Liability and Broad Form Property Damage Liability with limits no less than:

Bodily Injury and	Two Million Dollars
($2,000,000.00)
Property Damage Liability	each occurrence/aggregate

Personal Injury Liability	Two Million Dollars
($2,000,000.00)
each occurrence/aggregate

Such liability insurance shall provide coverage for explosion, collapse, and underground exposures, if applicable, and contractual liability coverage, shall insure Tenant’s contractors and any subcontractors against any and all claims for personal injury, including death resulting therefrom, and damage to property of others arising from operations under contracts whether such operations are performed by Tenant’s contractors or by any subcontractor for whose acts any of them may be liable and shall include the condition that it is primary and that any liability insurance maintained by Landlord or any other additional insured is excess and noncontributory.

          3.     Comprehensive Automobile Liability Insurance, including the ownership, maintenance, and operation of any automobile equipment owned, hired, and non-owned, including the loading and unloading thereof in the following minimum amounts:

Bodily Injury and	Two Million Dollars
($2,000,000.00)
Property Damage Liability	each accident

4. Umbrella Liability Insurance covering all operations of contractor with limits no less than:

Bodily Injury and	Two Million Dollars
($2,000,000.00)
Property Damage Liability	each occurrence/aggregate

          5.     Builder’s Risk Completed Value Form covering All Risks of Physical Loss or Damage on Tenant’s Work in the Demised Premises as it relates to the building in which the Demised Premises are located, naming the interests of Landlord and its agents and employees and Tenant’s contractors as additional insureds, as their respective interests may appear.

All policies of insurance are subject to Landlord’s prior approval and special conditions, including the following:

a.          Each policy must be endorsed to provide that the carrier waives its right of subrogation against Landlord and its general partners, agents, managers, and lenders. During Landlord’s construction activities, each such policy shall in addition be endorsed to provide that the carrier waives its right of subrogation against Landlord’s general contractor.

b.          Each policy shall be endorsed to name Landlord and its general partners, agents, managers, and lenders as additional insureds, and that the policy is primary over any other applicable insurance. During Landlord’s construction activities, each such policy shall in addition be endorsed to name Landlord’s general contractor.

ARTICLE III
DESCRIPTION OF LANDLORD’S WORK

          The work to be done by Landlord is limited to the purchase and installation of all items required to complete the work described in Articles III and V of this Exhibit “C”, subject to the terms of this Exhibit “C”.

A.	Structure:

	1.	Exterior building walls, roof, and all structural items shall be provided per Landlord’s design and specifications.

	2.	A flat concrete floor slab shall be installed to receive Tenant’s selected floor finish.

B.	Building Finishes:

	1.	Interior fire escape type stairs shall be installed.

	2.	ADA accessible men’s and/or women’s restrooms shall be provided for each floor.

	3.	Building standard doors, frames, and hardware shall be provided only for the building core areas, such as stairs, restrooms, service and utility closets and other public areas, as required.

	4.	Glass shall be thermal window units.

5.

Building standard 2’X2’ suspended grid will be installed, continuous, over interior partitions and demising walls. Ceiling height is 9’-2” in all Tenant improvement areas. Building standard ceiling tile will be furnished and is to be installed by the Tenant.

6.

Interior walls shall be limited to perimeter drywall at elevator shafts, stairs shafts, restrooms, corridors and support rooms within the core areas. The interior surface of exterior walls will be 5/8” gypsum board to roof deck on metal studs with R-19 insulation. Finish will include tape and bed only. Side wall demising partitions for Tenant’s premises shall extend to the ceiling grid and are Tenant’s responsibility. Tenant’s side of corridor walls will be 5/8” gypsum board to 8” above ceiling with R-11 insulation. Finish will include tape and bed only.

	7.	Drywall ceilings shall be limited to the restrooms, lower lobbies and stairwells.

	8.	Interior finishes/paint shall be at the elevator lobbies, stairs, restrooms and common corridors.

	9.	Restrooms shall be completely fitted with the appropriate toilet partitions and accessories.

C.	Mechanical/Electrical/Utilities

	1.	All elevators shall be hydraulic.

	2.	Fire sprinklers shall be included on the basis of an open area concept (code minimum). The sprinkler heads will be turned up for modification by the Tenant contractor.

	3.	Primary electrical service shall be extended into the Building along with main panels.

4.

2’ X 4’ fluorescent fixtures with 24 cell parabolic reflectors (LF-1) are building standard and will be provided at the rate of one (1) per 134 square feet of usable area. These fixtures will be installed in the ceiling grid but not wired.

Fire alarm systems shall be per code minimum.

5.

Conditioned air will be extended to the Demised Premises. This consists of fan powered induction boxes (PIB) located in the above ceiling areas of the shell building. Tenant provides secondary distribution from the PIB to their individual space.

	6.	Landlord shall provide a means of supplying telephone service for the building. Telephone service to individual suites will be provided by the Tenant.

D.	Parking Areas and Walks:

	1.	Parking areas must be hard surfaced.

	2.	Walks must be surfaced with concrete, stone, brick or other hard material as specified by Landlord.

	3.	Parking areas and walks must be provided with reasonably adequate artificial lighting.

E.	Limitations and Conditions:

	1.	Landlord’s Work is limited to that required by this Article III and by Article V. All work not so classified as Landlord’s Work is Tenant’s Work.

2.

Landlord will perform work which is in excess of that required by this Article III and by Article V only after Tenant has deposited full payment for same (estimated amount of $20,679.79) with Landlord in the form of cash, money order or cashier’s check as provided in Article I, Item A of this Exhibit “C” (with any delay in Tenant’s making such deposit to be deemed a default under this lease, without the requirement of additional notice from Landlord, and causing Tenant’s time period for completing Tenant’s Work and opening for business to commence as if Tenant’s delay had not occurred).

3.

Landlord will provide Tenant with keys to corridor entry doors, upon move in, at no charge. Landlord will be sole provider of keys to the Demised Premises. Changes to key or core interior doors are the responsibility of the Tenant.

ARTICLE IV
DESCRIPTION OF TENANT’S WORK

          A.     If Tenant desires any improvements within the Demised Premises other than those described in Articles III and V of this Exhibit “C” or in Exhibit “C-l” attached to this lease, all such work must be undertaken by Tenant at Tenant’s expense and must not damage the building or any part thereof. Any roof penetration shall be performed by Landlord’s roofer or, at Landlord’s option, by a bonded roofer approved in advance by Landlord. The work shall be begun only after Landlord has given consent, which consent shall in part be conditioned upon Tenant’s plans, to include materials acceptable to Landlord, in order to prevent injury to the roof and to spread the weight of any equipment being installed. Tenant shall also be responsible for obtaining, and paying for, professional inspections of any structural work (including, without limitation, any roof work or concrete work).

          B.     Tenant is responsible for all fixtures, furniture, and equipment within the Demised Premises except as otherwise expressly set forth in this lease.

          C.     All work undertaken by Tenant shall be awarded to Landlord’s contractor unless, before any construction begins, Tenant chooses and receives Landlord’s written approval for another contractor to complete Tenant’s Work.

ARTICLE V
TURNKEY IMPROVEMENTS BY LANDLORD

          A.      Notwithstanding anything to the contrary set forth elsewhere in this Exhibit “C”, Landlord agrees to provide at its sole cost and expense, using building standard materials, all mechanical, electrical and plumbing components and all partitions, doors, carpet, ceiling and exterior window blinds, if any, pursuant to the plan for the Demised Premises on such Exhibit “C-1”  (except where such Exhibit “C-l” indicates that any such item is to be provided by Tenant or where it otherwise indicates that any such item is not Landlord’s responsibility); provided, however, that regardless of what might be indicated on such Exhibit “C-l”, Landlord is not responsible in any manner for any security alarm system, appliances or telephone/data lines (other than providing empty conduit, to the extent, if any, set forth on Exhibit “C-l” ). Tenant must pay Landlord in advance for any construction upgrades which it desires for the Demised Premises, and such upgrades must be incorporated into the approved, final plans and specifications so as not to delay Landlord’s construction efforts. Tenant is solely responsible and shall install at Tenant’s expense all furniture, fixtures, equipment, and phone and data lines within the Demised Premises.

INITIALED:

LANDLORD:

TENANT:

EXHIBIT “C-1”
DEPICTION OF LANDLORD’S WORK

QSI 286 Grand Avenue Suite 201 Southlake, TX 76092

EXHIBIT “D”
PROHIBITED AND RESTRICTED USES

1.	any use which constitutes a public or private nuisance;

2.	any use causing loud noises or noxious or offensive smoke or odors (including any business using exterior loud speakers);

3.	manufacturing facility;

4.	dry cleaner (except facilities for drop off and pick up of clothing cleaned at another location);

5.	any facility for the sale, lease, or rental of automobiles, trucks, motorcycles, recreational vehicles, boats or other vehicles;

6.	automobile repair shop or service station or any facility storing or selling gasoline or diesel fuel in or from tanks;

7.	used clothing or thrift store or liquidation outlet;

8.	massage parlor;

9.	adult book shop or adult movie house or so-called “head” shop;

10.	off-track betting, gambling, or gaming facility;

11.	currency exchange, check cashing or payday loan facility;

12.	mortuary or funeral parlor;

13.	motor inn or any transient residential use;

14.	coin operated laundry;

15.	cocktail lounge, night club, bar or tavern or sale of alcoholic beverages, whether or not packaged;

16.	cinema or theater;

17.	place of recreation (including but not limited to bowling alley, skating rink, carnival game arcade, gymnasium, disco, or banquet hall);

18.	church;

19.	fast food drive-throughs;

20.	children’s recreational, education, or day-care facility;

21.	telemarketing;

22.

schools of any nature (as used herein, “school” includes, but is not limited to, a beauty school, barber college, reading room, place of instruction or any other operation serving primarily students or trainees rather than retail customers);

23.	any type of medical, dental, or other health professional office;

24.	any other use inconsistent with the operation of an upscale, high-end, high quality retail and professional office development; and

25.	any unlawful use.

EXHIBIT “E”
RELINQUISHMENT OF LIEN RIGHTS

THE STATE OF TEXAS	§
§
COUNTY OF ________________	§

          The undersigned, by written agreement dated _____________, 2006, (the “Agreement”), has contracted with _________________ (“Tenant”) to furnish certain labor and materials (the “Work”) on the Tenant’s leasehold estate in certain improvements located on the real property described on Exhibit A hereto (the “Property”), which is owned by _________________ (“Owner”).

          The undersigned, in performing such Work, acknowledges that it has entered into a contract with Tenant for the performance thereof and that any lien rights it may have arising out of performing such work, including, but not limited to, mechanics’ and materialmens’ liens, whether arising under statutory or constitutional law, shall attach to and affect only the Tenant’s leasehold estate, and in no event shall the undersigned have any such lien rights in, to or with respect to, the fee title to the Property.

          This Relinquishment of Lien Rights is entered into for good and valuable consideration, including the Owner’s agreement to provide certain inducements to the Tenant with respect to performance of the Work.

          Executed as of ______________________, 2006.

By:

Name:

Title:

THE STATE OF TEXAS	§
§
COUNTY OF _______________	§

          This instrument was acknowledged before me on the ___ day of ____________, 2006, by ___________ ________________ of _________________________, a ____________________________, on behalf of said ___________________________.

Notary Public, State of Texas

EXHIBIT “F”
SIGN CRITERIA

          Signs will be designed to promote the downtown atmosphere, establish identities of tenants, and give clear, functional information. All signage will be subject to Landlord’s prior written consent, including graphic design, materials, construction and method of installation.

I.       DEFINITIONS

Awning: A covering attached to a building or structure, erected in or over a window or door, and usually supported by gravity and a metal frame.

Projection: The distance by which a sign extends over public property or beyond the building line.

Sign, Awning: “Awning Sign” means a sign consisting of one line of letters painted, placed or installed upon the valance of any awning or canopy and an identification emblem, insignia, initial or other similar feature painted, placed or installed elsewhere on any awning or canopy; provided, that any sign, emblem, insignia, initial or other similar feature shall comply with all other appropriate provisions of this title. Where steel canopies are used, the Awning Sign may consist of individually cut out metal letters placed on the top of the canopy’s outside edge parallel to the face of the building.

Sign, Blade: Any sign, oriented perpendicular to the face of the building, identifying the name of the business, affixed to or supported by a building or structure, which projects more than twelve inches (12”) beyond the surface of that portion of the building or structure to which it is affixed or supported.

Sign, Building Blade: A primary Blade Sign permitted either: (a) in lieu of a Fascia Sign; and/or (b) at a building corner.

Sign, Building Identification: Any sign stating the use and name given to the use of a building, structure or area, when such use is permitted in the zone in which the sign is located.

Sign, Fascia: A sign affixed directly to the exterior wall or screening surface, confined within the limits thereof, and which projects from the surface less than twelve inches (12”) at all points, and located either: (a) above the first floor storefront, and below the second level windows; or (b) where permitted, above the upper story windows and below the next level windows or building parapet, as applicable. Fascia Signs are displayed parallel to the face of the building, and identify the name of the business.

Sign, Pedestrian Blade: A secondary Blade Sign which indicates use or business name and/or logo, located at least seven feet (7’) above ground.

II.     ADMINISTRATION

          A.      Submittals. Landlord’s approval will be required for all signs to assure compatibility with the architecture and to verify compliance with these guidelines. There will be three (3) sequential signage submittals to and/or reviews by Landlord:

1. The concept submittal sketch should indicate the size, shape, color, illumination, material palette, and type face. Sign(s) should be shown superimposed in scale on the building elevation.

          2.      The shop drawing submittal should indicate structural attachments, construction details, materials, power requirements, illumination levels, dimensions, etc. Each submittal should also include an updated elevation drawing with the sign shown in scale.

3. Final review by Landlord of the installation must occur prior to Tenant’s final payment to the sign contractor.

          B.      Permits. The City of Southlake will require a sign permit. Tenant is responsible for the sign permit(s), including, without limitation, applying for and obtaining the same.

          C.      Costs. All costs associated with the signs and awnings, including design, construction, permitting, installation, coordination, and supporting structural and electrical infrastructure will be borne by Tenant. This also includes removal of the signs and awnings upon the expiration or termination of the lease.

          D.      Limitations. Signs are limited to the name under which Tenant does business, not including logos or associated names or trademarks. Use of logos as a decorative element will be reviewed on an individual basis and, if approved, will be limited to Tenant’s business logo and will not extend to products or services offered by Tenant.

          E.      Compliance. Tenant is responsible for strict compliance with these guidelines. Landlord retains the right but not the obligation to notify Tenants of infractions to the guidelines, and may take any action it deems necessary to bring Tenant into compliance.

III.    SIGN REGULATIONS

          A.      Number of Signs- The following number of signs shall be permitted.

          1.      First Floor – There shall be permitted up to a combination of two (2) of the following three (3) types of signs per use. On each storefront wall which faces a street, drive, or parking area: (a) one (1) Fascia Sign or one (1) Building Blade Sign; and (b) one (1) Pedestrian Blade Sign, with all such signs subject to the area requirements. A Building Blade Sign shall be permitted at a building corner in addition to permitted Fascia Signs, provided such sign is erected at a 135° angle to the building corner.

          2.      Above the First Floor - For lease space above the first floor, one (1) Window Sign or (1) Awning Sign at every other window shall be permitted. In addition, one (1) Fascia Sign may be permitted on facades of fifty feet (50’) or more in length.

          B.     Maximum Letter/Logo Height

          Lettering. Except as otherwise provided, lettering size shall be determined by the maximum sign area allowed. Lettering on the following types of Signs shall not exceed the maximum size indicated:

Building Blade Sign	-	twelve inches (12”)

Pedestrian Blade Sign	-	eight inches (8”)

First Floor Window/Awning Sign	-	twelve inches (12”)

Upper Story Fascia Sign	-	ten inches (10”)

Upper Story Window/ Awning Sign	-	four inches (4”)

          C.      Maximum Area

          The total area of all signs displayed on a storefront wall which faces a street, drive or parking area shall not exceed one (1) square foot for each foot of storefront width facing the street, drive or parking area. Size of the following types of Signs shall not exceed the maximum area indicated:

Fascia Sign	-	thirty (30) sq.ft.

Building Blade Sign	-	twelve (12) sq.ft.

Pedestrian Blade Sign	-	four (4) sq.ft.

          Notwithstanding the foregoing, on any frontage where public access and a storefront are not provided, allowable signage on such frontage shall be limited to not more than seventy-five percent (75%) of the area of the principal signage permitted where public access and a storefront are provided.

          The area of all faces of a Blade Sign shall be included in determining the area of the sign, except where two (2) such faces are placed back to back and are at no point more than two (2) feet from one another, in which case the area of the Blade Sign shall be taken as the area of a single face if the two (2) faces are of equal area, or as the area of the larger face if the two (2) faces are of unequal area.

          For multi-story buildings, the Maximum Area shall be permitted only for signs displayed between the sidewalk and a height of twenty feet (20’) on any storefront wall. The total area of all signs displayed above the twenty foot (20’) height limit shall be: (a) for permitted Fascia Signs, one-half (0.5) square foot for every one foot (1’) of width of building or lease space; and (b) for Window Signs and Awning Signs, limited to signage which does not obscure more than twenty-five percent (25%) of the total window area.

          D.      Illumination

Examples of permitted first floor signs include:

•	Exterior illuminated (by externally mounted spot lighting)

•	Silhouette Lighting (e.g., neon illumination behind a solid, opaque letter)

•	Up lighting (e.g., projecting fixtures attached to the building under the letters)

•	Sign box panel with push through letters, internally illuminated.

•	Exposed neon lighting

          Neon signs will be reviewed on an individual basis. If the neon contributes decoratively to the environment and does not create a presence which diminishes attention to its neighbors, approval will be considered.

          Illumination of signs shall be designed, located, shielded and directed in such a manner that the light source is fixed and is not directly visible from, and does not cast glare or direct light from artificial illumination upon, any adjacent public right-of-way, surrounding property, residential property or motorist’s vision.

          Attached signs may not be illuminated by internally illuminated, face lit channel cut letters.

          Awnings, Awning Signs, Window Signs and Signs above the first floor shall not be permitted to be illuminated.

          E.      Signs over/on ROW – Blade Signs shall not be higher than the eave line or parapet wall of the top of the principal building; shall be a minimum of seven feet (7’) above grade when located adjacent to or projecting over a pedestrian way; and shall not extend more than four feet (4’) from the building wall to which they are attached, except where such sign is an integral part of an approved canopy or awning.

          F.      Awnings. Awnings may be permitted on a case-by-case basis and will be subject to Landlord review and approval.

1. Awning materials can be fabric or painted metal. Material samples must be submitted with design. The design, color and material must be approved in writing by Landlord prior to fabrication.

          2.      Awnings must extend not less than three feet (3’) and not more than three feet six inches (3’6”) from the building face. The bottom of the structure must be at least seven feet (7’) above the sidewalk. Each awning must be equal in length to the window behind it. All awnings on any facade must be at the same height, although adjacent facades may vary in height.

          3.       Signage on the awnings is limited to the vertical front edge of the awning in text and/or graphics and in color approved by Landlord. Logos will be permitted as approved by Landlord on the top surface only in the event that they are used decoratively and are limited to Tenant’s logo. No signage is permitted on the underside of the awning.

4. Awnings with closed, illuminated soffits are not permitted.

5. Awning and support framing will be installed by Tenant subject to Landlord’s prior written approval as to method of installation.

          G.      Service Door Signs. Non-customer doors receiving merchandise will have uniformly applied signs designed and installed by Landlord at Tenant’s expense. Tenant will supply Tenant’s name and address to Landlord for sign fabrication and installation.

          H.      Temporary Signs.

          1.      Window Signs - Window signs are permitted during construction of tenant improvements to obscure up to one hundred percent (100%) of the total window area, provided that no such sign may be displayed for a period longer than 120 days.

2. Construction Barricades - Signage on a construction barricade shall be permitted along each building or lease space frontage for sites under construction, provided that:

•	No such barricade shall be located within twenty-five feet (25’) of a public right-of-way; and

•

   Such signs may be erected and maintained only for a period beginning not earlier than five (5)    days prior to commencement of construction and shall be removed upon termination of    construction, with the total of such period not to exceed 120 days.

3. Any temporary signs such as “Opening Soon” or “Sale” signs must be approved by Landlord in writing in advance.

I. Unacceptable Signage.

1. Prohibitions include the following:

a.	Internally illuminated, face lit channel cut letters.

b.	Internally illuminated boxes.

c.	Flashing, rotating, blinking, or other moving signs.

d.	Reader boards, matrix boards, or other light grids which can produce a changeable image.

e.	Signs producing odors or sound.

          2.     Non-conforming signs will be reviewed on an individual basis by Landlord and the City of Southlake. Any signs which are not covered under these guidelines are not permitted unless specifically approved in writing, in advance, by Landlord. However, approval by Landlord does not guarantee approval by the City of Southlake.

          J.     Non-Conforming Signs

          In recognition of the uniqueness of the downtown environment, individuality of signage is encouraged. Certain signs, while not technically meeting the requirements set forth herein, will nonetheless be considered for approval on a case-by-case basis. Such signage may be approved if it:

•	Harmonizes with the structure or structures on the parcel on which it is to be applied;

•	Is compatible with the other signs or graphic designs on the premises;

•	Is suitable and appropriate to the Town Square;

•	Contributes to any special characteristics of the particular area in which it is to be located;

•	Is well designed and pleasing in appearance;

•	Is desirable as an urban “downtown” design characteristic;

•	Does not constitute a nuisance to the occupants of adjacent or contiguous property;

•	Is not detrimental to property values; and

•	Does not constitute a traffic and safety hazard because it is distracting, or is not considered obscene, lewd, indecent or otherwise offensive to public morals.

          Approval of any such signage shall be subject to any conditions which in Landlord’s judgment are necessary to carry out the purposes and intent of the review standards.

INITIALED:

LANDLORD:

TENANT:

EXHIBIT “G”
TENANT ESTOPPEL CERTIFICATE

To:	______________________________________________________________________ (“Lender”)

Re:	Property Address:	______________________________________________________ (“Property”)
Lease Date: ________________________________________________________________________
Between ___________________________________________________________ (“Landlord”) and
________________________________________________________________________ (“Tenant”)
Square Footage Leased: ______________________________________________________________
Suite No./Floor: _________________________________________________________ (“Premises”)

          Tenant understands that Lender is contemplating making a loan (the “Loan”) to Landlord. The undersigned, as the tenant under the above-referenced lease (“Lease”) hereby certifies to Lender, the following:

          1.          The Lease is in full force and effect and has not been modified, supplemented, or amended in any way except by amendment(s) dated ________________________, ____ [Please insert the phrase “N/A” if the Lease has not been amended] and, together with such referenced amendments (if any), represents the entire agreement between the parties as to the Premises or any portion thereof. As used in this estoppel, the term Lease shall be deemed to include any amendments referenced in the first sentence of this Paragraph 1. Attached hereto is a true, correct and complete copy of the Lease. [Attach Lease, including all amendments]

          2.          The amount of fixed monthly rent is $_________; the monthly common area or other charges are $_________. If applicable, the base year for operating expenses and real estate taxes, as defined in the Lease, is ______________. No such rent has been or will be paid more than one (1) month in advance of its due date, except:____________________________________________________.

          3.          The undersigned’s security deposit is $________. The undersigned has paid rent for the Premises up to and including _________, 2006. The undersigned hereby waives collection of the deposit against Lender or any purchaser at a foreclosure sale, unless Lender or such purchaser actually received the deposit from Landlord.

          4.          Lender will not be bound by any material modification or amendment to the Lease made without Lender’s prior written consent, which consent shall be Landlord’s responsibility to obtain.

          5.          The commencement date of the Lease was __________________, 2006, the Lease terminates on _______________, ______ and we have the following renewal/extension option(s) ______________________
__________________________________________________.

          6.          All work to be performed for us under the Lease has been performed as required and has been accepted by us; and any payments, free rent, or other payments, credits, allowances or abatements required to be given by Landlord to us have already been received by us, except _____________________________________
__________________________________________________.

          7.          The Lease is free from default by Landlord; we have no offset, defense, deduction or claim against Landlord.

          8.          The undersigned has received no notice of any prior sale, assignment, pledge or other transfer of the said Lease or of the rents received therein, except ______________________________________________
__________________________________________________.

          9.          The undersigned has not assigned said Lease or sublet all or any portion of the Premises, the undersigned does not hold the Premises under assignment or sublease, nor does anyone except us and our employees occupy the Premises except __________________________________________________________
__________________________________________________.

          10.        The undersigned has no right or option to purchase all or any part of the Premises or the building of which the Premises is a part or to occupy any additional space at the Property.

          11.         No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any state and there are no claims or actions pending against the undersigned which if decided against us would materially and adversely affect our financial condition or our ability to perform the tenant’s obligations under the Lease.

          12.          Tenant acknowledges that Landlord has assigned to Lender its right, title and interest in the Lease and to the rents due thereunder, and that Landlord will collect such rents provided no event of default has occurred under the Loan. Tenant agrees to pay all rents and other amounts due under the Lease directly to Lender upon receipt of written demand by Lender, and Landlord hereby consents thereto. The assignment of the Lease to Lender, or collection of rents by Lender pursuant to such assignment, shall not obligate Lender to perform Landlord’s obligations under the Lease.

          13.          If the undersigned is not the party named in the Lease, describe below the chain of assignments into the undersigned and attach a copy of each assignment document hereto:____________________________
__________________________________________________.

          14.          The undersigned recognizes that Lender would not make the Loan to Landlord but for its execution of this Tenant Estoppel Certificate. The statements contained herein may be relied upon by the Lender its successors and assigns and by third (3rd) parties who are interested in the matters covered by this Tenant Estoppel Certificate.

          15.          In the event that Lender succeeds to the interest of Landlord or any successor to Landlord, then Tenant hereby agrees to attorn to and accept Lender and to recognize Lender as its landlord under the Lease for the then remaining balance of the term thereof, and upon request of Lender, Tenant shall execute and deliver to Lender an agreement of attornment reasonably satisfactory to Lender.

          If we are a corporation, the undersigned is a duly appointed officer of the corporation signing this certificate and is the incumbent in the office indicated under his name. In any event, the undersigned is duly authorized to execute this certificate.

          Dated this ____ day of ____________________, 2006.

TENANT:
___________________________________________________

a(n) ________________________________________________

By:	_____________________________________________
Name:	_____________________________________________
Title:	_____________________________________________

ATTACH LEASE, including all amendments

EXHIBIT “H”
NONDISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT

          THIS NON-DISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT (the “Agreement”) is made and entered into as of the _____________ day of _______________________, 2006, by and between QUALITY SYSTEMS INC., a California corporation, d/b/a QSI, Inc. (the “Tenant”), whose address is 18191 Von Karman Ave., Suite 450, Irvine, California 92612-7113, and INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation (“Lender”), whose address for purposes hereof is 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: General Counsel.

RECITALS:

          SLTS GRAND AVENUE, L.P., a Texas limited partnership (the “Landlord”), owns the land described in Exhibit.“ A” attached hereto and hereby made a part hereof for all purposes (the “Land”).

          Reference is hereby made to that certain Lease Agreement dated effective ______________________________, 2006, between Landlord, as landlord, and Tenant, as tenant, (said Lease Agreement shall herein be referred to as the “Lease Agreement”). Pursuant to the terms of the Lease Agreement, Tenant is the owner of a leasehold estate in a portion of the existing improvements located on the Land (such portion of the Land, and the leased improvements thereon, being herein called the “Premises”). The Lease Agreement, together with all subsequent renewals, extensions and modifications of the Lease Agreement which are made in accordance with the terms hereof, are hereinafter collectively called the “Lease.”

          Landlord has executed or will execute one or more Deed of Trust and Security Agreements (collectively, the “Mortgage”) covering, among other property, the Land in favor of the Lender as security for indebtedness of Landlord to the Lender as more particularly described therein.

          As a condition to the extension by the Lenders to Landlord of the indebtedness to be evidenced or secured by the Mortgage, the Lender has required that Tenant subordinate Tenant’s leasehold interest in the Premises to all liens, security interests and assignments securing payment of any and all indebtedness now or hereafter secured by the Mortgage.

          Tenant is willing to proceed with such subordination of its leasehold interest; provided, however, that as a condition to such subordination, Tenant has required that Tenant’s right of possession to the Premises shall not be disturbed by the Lender or any third any in the exercise of any of the Lender’s rights under the Mortgage and all other security instruments securing payment of any of the indebtedness of Landlord secured by the Mortgage, which protection the Lender is willing to grant in order to induce Tenant to proceed with such subordination.

AGREEMENTS:

          In consideration of the premises and the sum of Ten Dollars ($10.00) paid by the Lender to Tenant, the receipt and sufficiency of which is hereby acknowledged by Tenant, the Lender and Tenant mutually agree as follows:

          1.          Tenant hereby acknowledges to the Lender that the Lease is in full force and effect and has not been changed since execution. As of the date hereof, the Lease embodies the entire agreement between Landlord and Tenant and there are no side letters or other ancillary agreements between Landlord and Tenant. To the best of Tenant’s knowledge, as of the effective date hereof, there exists no default on the part of Landlord or Tenant under the Lease.

          2.          Tenant covenants and agrees with the Lender that all of Tenant’s right, title and interest in and to the Premises and any other interest of Tenant in the Land and any improvements thereon are and shall be subject, subordinate and inferior to (a) the lien and security interests of the Mortgage and all renewals, increases, replacements, extensions or modifications thereof and all other security instruments securing payment of any indebtedness of Landlord secured by the Mortgage, including any future advances made with respect to the Land and/or any improvements thereon, and (b) all right, title and interest of the Lender in the Land and the improvements thereon, including, without limitation, the Premises, pursuant to the Lender’s enforcement of the lien and security interest of the Mortgage and/or any lien or security interest of any other security instruments securing payment of any indebtedness of Landlord secured by the Mortgage.

          3.          The Lender covenants and agrees with Tenant that, so long as no event of default by Tenant has occurred and is continuing under the Lease (after the expiration of the applicable notice and curative periods contained therein, if any), the Lender shall not disturb Tenant’s right of possession to the Premises in the event that the Lender or the Lender’s successors or assigns, or any other purchaser at any foreclosure sale pursuant to the Mortgage or any other security instrument (hereinafter referred to as a “Foreclosure Transferee”) acquires title to all or any part of the Premises pursuant to the exercise of any remedy provided for in the Mortgage or any other security instrument, nor shall Tenant be named as a party defendant to any action to foreclose the liens and security interests of the Mortgage or any other security instrument, except to the extent required by applicable law.

          4.          Tenant covenants and agrees to attorn to the Lender or any other Foreclosure Transferee, as Tenant’s new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and the Lender or any other Foreclosure Transferee, if applicable, upon all of the terms, covenants, conditions and agreements set forth in the Lease; provided, however, the Lender or such other Foreclosure Transferee shall not be:

              a.          liable for any act, omission or breach of warranty or representation of any prior landlord, including Landlord, including without limitation, failure by Landlord to timely complete the construction of any of the improvements required to be constructed upon the Land pursuant to the terms of the Lease;

b. subject to any offset, defense or counterclaim which Tenant might be entitled to assert against any prior landlord, including Landlord;

c. bound by any payment of rent, additional rent or other sum made by Tenant to Landlord for more than one (1) month in advance of its due date under the Lease;

d. bound by any amendment or modification of the Lease hereafter made without the prior written consent of the Lender;

              e.          personally liable for any obligation under the Lease, it being understood that any recovery of a judgment by Tenant against Lender or such other Foreclosure Transferee, as the case may be, shall be limited strictly to Lender or such Foreclosure Transferee’s interest in the Land and the improvements thereon;

              f.          required to make any repairs to the Premises or any other improvements located on the Land as a result of any fire or other casualty or by reason of condemnation unless Lender or such other Foreclosure Transferee, as the case may be, shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards, as the case may be, to finance completion of such repairs; and

g. in any way responsible for any deposit or security which was not delivered to the Lender or the Foreclosure Transferee, as applicable.

To the extent of any conflict between the provisions of this Section 4 and the provisions of the Lease, the provisions of this Section 4 shall control as to the Lender, a Foreclosure Transferee or any subsequent holders of the indebtedness secured by the Mortgage.

          5.          Tenant hereby agrees to give written notice to the Lender of any default of Landlord under the Lease, contemporaneously with delivery of such notice to Landlord. It is further agreed that such notice will be given to any successor in interest of the Lender under the Mortgage provided that prior to any such default of Landlord, such successor in interest shall have given written notice to Tenant of its acquisition of the Lender’s interest therein, and shall have designated the address to which such notice is to be directed. Notwithstanding any provisions of the Lease to the contrary, Tenant may not terminate the Lease as a result of any default by Landlord without affording to the Lender or its successors a period of time to remedy any such default equal to the greater of (a) sixty (60) days or (b) the curative period afforded Landlord for such default under the provisions of the Lease, such period to commence upon the effective delivery date to the Lender of Tenant’s notice of such default pursuant to Section 8 of this Agreement.

          6.          After notice is given to Tenant by the Lender that an Event of Default (as defined in Mortgage) has occurred and that rentals due and payable under the Lease should be paid directly to the Lender pursuant to the terms of one or more of the assignments of rents (collectively, the “Rent Assignments”) executed and delivered or to be executed and delivered by Landlord to the Lender in connection with the Mortgage, Tenant shall thereafter pay directly to Lender all rentals and other monies due or to become due and payable under the Lease. The Lender hereby represents and warrants to Tenant that under the terms of said Rent Assignments, Landlord has expressly authorized Tenant to make such payments directly to the Lender and Landlord has released and discharged Tenant from any liability to

Landlord on account of any such payments made to the Lender in accordance with the Lender’s written instructions to Tenant.

          7.           Any use of the terms “Landlord,” “Tenant,” or “Lender” are hereby deemed to refer to and include, not only the original party named in this Agreement in such respective capacities, but also any and all heirs, legal representatives, successors or assigns of any such parties with respect to such parties’ interest in the Lease, the Premises or in the indebtedness secured by the Mortgage.

          8.          All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be given or served by depositing in the United States Mail, postpaid, registered or certified, return receipt requested, or by Federal Express or comparable overnight delivery service, and addressed, as to the Lender, to the address set forth on the first page hereof, and as to Tenant, to the address set forth on the first page hereof. All notices, demands and requests shall be deemed effective and received two (2) business days after being deposited in the United States Mail or one (1) business day after being deposited with Federal Express or comparable overnight delivery service for next business day delivery. By giving ten (10) days prior written notice thereof pursuant to the provisions hereof, Tenant or the Lender shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses.

          9.          This Agreement may not be discharged or modified orally or in any manner other than by an agreement in writing specifically referred to this Agreement and signed by all parties hereto.

          10.          The provisions hereof shall be self-operative and effective without the necessity of execution of any further instruments on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. This Agreement may be executed in multiple counterparts.

          This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

(signature blocks on following page)

          IN TESTIMONY WHEREOF, this instrument is executed effective as of the day and year first above written.

LENDER:

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation

By:

Name:

Title:

:	LANDLORD:

SLTS GRAND AVENUE, L.P.,
a Texas limited partnership

By:	SLTS Grand Avenue Genpar, L.L.C., a Texas limited liability company, its general partner

	By:	Cooper & Stebbins, L.P., sole member

		By:	CS Town Centres, LLC, general partner

By:

Brian R. Stebbins, Member

TENANT:

QUALITY SYSTEMS INC., a California corporation, d/b/a QSI, Inc.

By:

Name:

Title:

STATE OF________________	§
§
COUNTY OF______________	§

          This instrument was acknowledged on the____ day of ____________________, 2006, by ________________________________________, _________________________________________ of Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, on behalf of said corporation.

Notary Public in and for the State of______________

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

          This instrument was acknowledged by me on this _____ day of ________________, 2006, by Brian R. Stebbins, Member of CS Town Centres, LLC, as general partner of Cooper & Stebbins, L.P., as sole member of SLTS Grand Avenue Genpar, L.L.C., a Texas limited liability company, as general partner of SLTS Grand Avenue, L.P., a Texas limited partnership, on behalf of such limited liability companies and limited partnerships.

Notary Public for the State of Texas

STATE OF TEXAS	§
§
COUNTY OF______________	§

          This instrument was acknowledged on the ____ day of ____________________, 2006, by ________________________________________, ________________________________________ of Quality Systems Inc., a California corporation, d/b/a QSI, Inc., on behalf of said corporation.

Notary Public in and for the State of Texas

EXHIBIT “I”
LANDLORD’S SUBORDINATION

          The undersigned is the Landlord pursuant to lease dated ________________________________ (the “Lease”) between SLTS GRAND AVENUE, L.P., a Texas limited partnership, as Landlord and QUALITY SYSTEMS INC., a California corporation, d/b/a QSI, Inc. as Tenant for the Demised Premises located at ________________________________________________, Southlake, Texas 76092.

          Wherein Tenant, in order to induce ________________________________________________ (“Lender”), to make all or any part of a loan to Tenant (“Loan”), Landlord hereby, in order to enable Tenant to obtain the Loan from Lender, subordinates its lien, whether constitutional, statutory or contractual, in any personal property or removable trade fixtures of Tenant now or hereafter located on the Demised Premises (the “Collateral”, to the security interest of Lender in the Collateral, and agrees that Landlord’s lien in the Collateral shall be inferior to Lender’s security interest in the Collateral. In the event Tenant is in default under the Loan and Lender shall deem it necessary or desirable to foreclose on Lender” security interest, and to take possession of the Collateral, Lender may, upon ten (10) days prior written notice to Landlord, enter the Demised Premises and remove and take possession of the Collateral; provided, however, that Lender will only be entitled to enter onto the Demised Premises for the minimum period of time necessary to remove the Collateral. If Landlord delivers written notice to Lender requiring that Lender remove the Collateral and Lender does not do so within thirty (30) days after the date of such notice, then Lender will be deemed conclusively to have abandoned the Collateral and Landlord may remove the Collateral and dispose of it as Landlord wishes without being required to account for such disposition or the Collateral to Lender. If Lender’s removal of the Collateral damages the Demised Premises or the Project in any way, then Lender must, upon demand by Landlord, reimburse Landlord for the cost of repairing the Demised Premises or the Project or both, as the case may be. Before Lender enters upon the Demised Premises or at any time while Lender is in the Demised Premises, Landlord may make a reasonable estimate of the anticipated cost of such repair work and require Lender to deposit a reasonably estimated amount with Landlord as a condition to Lender’s right to enter upon or continue to enter upon the Demised Premises, although such estimate will not be binding upon Landlord and will not limit Lender’s liability to Landlord for such damage to the Demised Premises.

          Lender agrees to provide to Landlord copies of any notices of default or foreclosure proceedings contemporaneously with providing such notices to Tenant.

          Dated this ____ day of __________________________, 2006.

LANDLORD:

SLTS GRAND AVENUE, L.P.,
a Texas limited partnership

By:	SLTS Grand Avenue Genpar, L.L.C.,
a Texas limited liability company,
its general partner

	By:	Cooper & Stebbins, L.P.,
sole member

		By:	CS Town Centres, LLC,
general partner

By:

Brian R. Stebbins,
Member

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

          This instrument was acknowledged by me on this _____ day of _________________, 2006, by Brian R. Stebbins, Member of CS Town Centres, LLC, as general partner of Cooper & Stebbins, L.P., as sole member of SLTS Grand Avenue Genpar, L.L.C., a Texas limited liability company, as general partner of SLTS Grand Avenue, L.P., a Texas limited partnership, on behalf of such limited liability companies and limited partnerships.

Notary Public for the State of Texas

Address of Lender for Notice:

Address of Landlord:	c/o Cooper & Stebbins, L.P.
1256 Main Street, Suite 240
Southlake, Texas 76092

EXHIBIT “J”
COMMUNICATION ANTENNA

          1.          License to Use Antenna Site. Throughout the term, Landlord grants to Tenant a nonexclusive license to install, maintain, and operate a communication satellite dish and associated cabling (collectively, “Antenna ”) on a portion of the roof of the building designated by Landlord as the “Antenna Site ”. Tenant may use the Antenna Site only for the purpose of providing communications services for Tenant’s business activities in the building – Tenant may not provide communications services from the Antenna Site for any third party. Landlord shall provide reasonable access to the Antenna Site to Tenant and Tenant’s contractors, subject to Landlord’s rules and regulations regarding controlled access to the roof. Tenant’s access to the Antenna must be coordinated through Landlord and Landlord’s representative may accompany Tenant or any of Tenant’s contractors during such access. Landlord makes no representation to Tenant regarding the suitability of the Antenna Site for Tenant’s Antenna – Landlord is not responsible for any electrical output, electromagnetic output, radio frequency, or other interference with the Antenna. Furthermore, Tenant covenants that its Antenna may not interfere with any other communication equipment on the roof of the building or with Landlord’s building systems.

          2.          Installation. Tenant shall install the Antenna on the Antenna Site in accordance with plans, specifications and technical standards approved in advance by Landlord. These plans and specifications must indicate the size of the Antenna, the means of attaching the Antenna to the roof of the building, and the methods for screening the Antenna so that it is not visible to the public from the Common Areas or public streets. Tenant and Tenant’s contractors performing the installation of the Antenna must comply with the terms and conditions of Article XI (Alterations) and Exhibit “C” to the Lease. Any penetrations of the building roof must be performed by a contractor designated by Landlord so as to maintain the building roof warranties. Landlord may elect to perform any of such work which affects building systems with its own personnel or contractors, and Tenant shall promptly reimburse Landlord therefor, as additional rent.

          3.          Governmental Compliance. Tenant is solely responsible for securing, at Tenant’s expense, all necessary approvals from state, federal and other governmental authorities to construct, operate and maintain the Antenna, but Landlord shall reasonably cooperate with Tenant to obtain these approvals. Tenant shall construct and maintain the Antenna in accordance with the requirements of the insurers of the building and with reasonable rules, regulations and technical standards of Landlord relating to use of the building roof as Landlord may establish from time to time. Tenant shall give to Landlord written notice of any notices received by Tenant from third parties stating that the Antenna is or may be in violation of any law, ordinance or regulation.

          4.          License Fee. In consideration of this license granted by Landlord, Tenant shall pay Landlord, without demand, offset or counterclaim, a monthly fee of $100.00 commencing upon the installation of the Antenna and continuing until Tenant’s removal of all of its equipment from the Antenna Site. Landlord may increase this monthly fee for any renewal of the initial term. Additionally, Tenant shall pay for all electricity consumed by such Antenna and the cost of any separate meters to determine such consumption.

          5.          Maintenance and Removal of Antenna. Tenant shall maintain Antenna in good working order and repair and shall keep the area immediately surrounding the Antenna neat and clean. Tenant may not erect or display any sign, advertisement, placard or lettering on such Antenna. Tenant’s use and maintenance of the Antenna may not create any nuisance or interfere with any other licensee or tenant of the Building. Landlord has no obligation to maintain, operate or safeguard the Antenna. Upon the expiration or termination of the lease or at any time that Tenant is no longer using the Antenna, Tenant must remove the Antenna at Tenant’s sole cost and expense and must promptly repair, at its own expense, any damage to the building resulting from this removal.